                                                                   EXHIBIT 10.59


                               PURCHASE AGREEMENT



                                 by and between


               Macke Laundry Service Midwest Limited Partnership,
                               JPS Laundry, Inc.,
                          Macke Laundry Service, Inc.,
                         Coin Controlled Washers, Inc.,
               Macke Laundry Service-Central Limited Partnership,
                           Macke Services-Texas, Inc.
                              Superior Coin, Inc.
                            Superior Coin II, Inc.,
                     Advance Macke Domestic Machines, Inc.,
                             Matthew A. Spagat and
                                Jerome P. Seiden


                                      and


                              Coinmach Corporation



                            Dated:  January 20, 1998

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
                                    ARTICLE 1

DEFINITIONS..................................................................  2

         1.1        Defined Terms............................................  2
         1.2        Other Defined Terms...................................... 13

                                    ARTICLE 2

PURCHASE AND SALE............................................................ 13

         2.1        Transfer of Partnership Interests, Stock

                    and Assets............................................... 13
         2.2        Purchase Price and Purchase Price Deposit................ 16
         2.3        Purchase Price Allocations............................... 17
         2.4        Purchase Price Adjustment................................ 17
         2.5        Closing Costs; Transfer Taxes............................ 19

                                    ARTICLE 3

CLOSING...................................................................... 20

         3.1        Closing.................................................. 20
         3.2        Conveyances at Closing................................... 20
         3.3        Other Deliveries at Closing.............................. 23

                                    ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLERS.................................... 23

         4.1        Organization of the Macke Entities....................... 23
         4.2        Capitalization of MLSLP and MAS.......................... 24
         4.3        Authorization; Binding Effect............................ 25
         4.4        Absence of Certain Changes or Events..................... 25
         4.5        Title to Assets, Etc..................................... 28
         4.6        Condition of Tangible Assets............................. 29
         4.7        Location Contracts and Machine Rental Contracts.......... 29
         4.8        Contracts and Commitments................................ 30
         4.9        No Conflict or Violation................................. 31
         4.10       Consents and Approvals................................... 31
         4.11       Financial Statements..................................... 32
         4.12       Litigation............................................... 32
         4.13       Labor Matters............................................ 32
         4.14       Liabilities.............................................. 33
         4.15       Compliance with Law...................................... 33
         4.16       No Brokers............................................... 33
         4.17       No Other Agreements to Sell the MLSLP

                    Partnership Interests, the MAS Stock or the
                    Purchased Assets......................................... 33
         4.18       Proprietary Rights....................................... 34
         4.19       Employee Benefit Plans................................... 34
         4.20       Transactions with Certain Persons........................ 37
         4.21       Tax Matters.............................................. 37
         4.22       Severance Arrangements................................... 39
         4.23       Insurance................................................ 40
         4.24       Payments................................................. 40
         4.25       Customers and Suppliers.................................. 40
         4.26       Compliance With Legislation Regulating
                    Environmental Quality.................................... 41
         4.27       Real Estate.............................................. 42
         4.28       Solvency................................................. 42
         4.29       Material Misstatements Or Omissions...................... 43

                                    ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER...................................... 43

         5.1        Organization of Buyer.................................... 43
         5.2        Authorization............................................ 43
         5.3        No Conflict or Violation................................. 43
         5.4        Consents and Approvals................................... 44
         5.5        No Brokers............................................... 44
         5.6        Due Diligence............................................ 44
         5.7        Parent Company........................................... 44
         5.8        Financing................................................ 44
         5.9        Solvency................................................. 44

                                    ARTICLE 6

COVENANTS OF SELLERS AND BUYER............................................... 45

         6.1        Maintenance of Business Prior to Closing................. 45
         6.2        Investigation by Buyer................................... 45
         6.3        Consents and Best Efforts................................ 46
         6.4        Macke Entities' Employees................................ 46
         6.5        Certain Prohibited Transactions.......................... 48
         6.6        Treatment of MLSLP's Plan................................ 49
         6.7        Notification of Certain Matters.......................... 49
         6.8        No Mergers, Consolidations, Sale of Stock, Etc........... 50
         6.9        Corporate Name........................................... 50

                                    ARTICLE 7

CONDITIONS TO SELLERS' AND SEIDEN'S OBLIGATIONS.............................. 51

         7.1        Representations, Warranties and Covenants................ 51
         7.2        No Governmental Proceedings or Litigation................ 51
         7.3        HSR Act.................................................. 51

         7.4        Opinion of Counsel....................................... 51
         7.5        Freedom Systems Exclusive Sales Agreement................ 51
         7.6        Deliveries at Closing.................................... 51
         7.7        Certificates and Corporate Documents..................... 51
         7.8        Employment Agreements with Buyer......................... 52
         7.9        Consulting Agreement with Buyer.......................... 52

                                    ARTICLE 8

CONDITIONS TO BUYER'S OBLIGATIONS............................................ 52

         8.1        Representations, Warranties and Covenants................ 52
         8.2        Consents................................................. 53
         8.3        No Governmental Proceedings or Litigation................ 53
         8.4        Disclosure Schedule...................................... 53
         8.5        Due Diligence............................................ 53
         8.6        Opinion of Counsel....................................... 54
         8.7        Material Changes......................................... 54
         8.8        HSR Act.................................................. 54
         8.9        Freedom Systems Exclusive Sales Agreement................ 54
         8.10       Assignment of Certain Excluded Assets.................... 54
         8.11       Employment Agreements with Buyer......................... 54
         8.12       Consulting Agreement with Buyer.......................... 54
         8.13       Termination of MLSLP Employment Agreements............... 54
         8.14       Payout Letters and Releases.............................. 55
         8.15       Motor Vehicle Titles..................................... 55
         8.16       Miscellaneous Deliveries at Closing...................... 55
         8.17       Certificates and Corporate Documents..................... 55
         8.18       Form 5500................................................ 56

                                    ARTICLE 9

COVENANT NOT TO COMPETE AND CONFIDENTIALITY

         9.1        Covenant Not to Compete.................................. 56
         9.2        Confidentiality and Non-Solicitation..................... 57
         9.3        Validity................................................. 57
         9.4        Remedies................................................. 57

                                   ARTICLE 10

RISK OF LOSS................................................................. 58

                                   ARTICLE 11

ACTIONS BY SELLERS AND BUYER AFTER THE CLOSING............................... 58

         11.1       Books and Records........................................ 58
         11.2       Survival of Representations, Etc......................... 58
         11.3       Indemnifications......................................... 59
         11.4       Exclusive Remedy......................................... 63

         11.5       Bulk Sales............................................... 64
         11.6       Filing of MLSLP and MAS Tax Returns; Code
                    Section 338(h)(10........................................ 64
         11.7       Further Assurances....................................... 65

                                   ARTICLE 12

MISCELLANEOUS................................................................ 65

         12.1       Termination.............................................. 65
         12.2       Assignment............................................... 65
         12.3       Notices; Transfer of Funds............................... 66
         12.4       Choice of Law............................................ 67
         12.5       Entire Agreement; Amendments and Waivers................. 67
         12.6       Multiple Counterparts.................................... 67
         12.7       Expenses................................................. 67
         12.8       Invalidity............................................... 67
         12.9       Titles................................................... 67
         12.10      Publicity................................................ 67
         12.11      Confidential Information................................. 68
         12.12      Interpretation of "Knowledge", etc....................... 68

EXHIBITS A1 - A7
FINANCIAL STATEMENTS AND BALANCE SHEETS.................................... A-1

EXHIBIT B
ESCROW AGREEMENT........................................................... B-1

EXHIBIT C
BILL OF SALE............................................................... C-1

EXHIBIT D
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT................................ D-1

EXHIBIT E
FORM OF BUYER'S LEGAL OPINION.............................................. E-1

EXHIBIT F
FORM OF SELLERS' LEGAL OPINION............................................. F-1

                               PURCHASE AGREEMENT

          This Purchase Agreement, dated as of January 20, 1998, is by and among Coinmach Corporation, a Delaware corporation ("Buyer"), Matthew A. Spagat
                                               -----
("Spagat"), Jerome P. Seiden ("Seiden"), Macke Laundry Service Midwest Limited
--------                       ------
Partnership, a Delaware limited partnership ("Macke Midwest"), JPS Laundry,
                                              -------------
Inc., a Delaware corporation ("JPS"), Macke Laundry Service, Inc., a Delaware
                               ---
corporation ("MLS"), Coin Controlled Washers, Inc., an Illinois corporation
              ---
("CCW"), Macke Laundry Service-Central Limited Partnership, an Indiana limited
-----
partnership ("Central"), Macke Services-Texas, Inc., a Illinois corporation
              -------
("Texas"), Superior Coin, Inc., an Illinois corporation ("Coin"), Superior Coin
-------                                                   ----
II, Inc., an Illinois corporation ("Coin II") and Advance/Macke Domestic
                                    -------
Machines, Inc., an Illinois corporation ("Advance" and together with Macke
                                          -------
Midwest, JPS, MLS, Spagat, CCW, Central, Texas, Coin and Coin II, the "Sellers"
                                                                       -------
and, individually, a "Seller").
                      ------

                                    RECITALS
                                    --------

          A.   Macke Midwest, MAS Laundry, Inc., a Delaware corporation ("MAS"),
                                                                          ---
JPS and MLS (collectively, the "MLSLP Partners") collectively own,  all of the
                                --------------
issued and outstanding partnership interests (collectively, the "MLSLP
                                                                 -----
Partnership Interests") in Macke Laundry Service Limited Partnership, a Delaware
---------------------
partnership ("MLSLP").
              -----

          B. Spagat owns all of the issued and outstanding common stock, par value $.01 per share (the "MAS Stock"), of MAS.
                           ---------

          C. CCW, Central, Texas, Coin, Coin II, Advance and MLSLP own certain assets which such parties use in the conduct of their respective businesses of supplying coin-operated laundry equipment services to multi-family dwellings located primarily in the States of Delaware, Arizona, Arkansas, California, the District of Columbia, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Michigan, Minnesota, Missouri, Nebraska, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Texas, Virginia, West Virginia and Wisconsin (the foregoing businesses, considered as a whole, shall hereinafter be collectively referred to as the "Business").
---------

          D. Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, the MLSLP Partnership Interests, the MAS Stock and substantially all of the assets of CCW, Central, Texas, Coin, Coin II and Advance (other than the Excluded Assets (as defined below)), in each case, subject to the terms and conditions of this Agreement.

                                   AGREEMENT
                                   ---------

          NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

          "Adverse Effect" shall mean a materially adverse effect on any of the
           --------------
Business, the MLSLP Partnership Interests, the MAS Stock, the Purchased Assets (in the aggregate), the financial condition of the Macke Entities or results of operations of the Macke Entities, in each case, taken as a whole.

          "Affiliate" of any particular Person shall mean any other Person
           ---------
controlling, controlled by or under common control with such particular Person, including, without limitation, any other Person which would be treated as a single employer under Section 414 of the Code.

          "Agreement" shall mean this Purchase Agreement, among Buyer, Sellers
           ---------
and Seiden, as it may be amended from time to time in accordance with its terms.

          "Balance Sheets" shall mean, collectively, (i) the MLSLP Balance
           --------------
Sheet, (ii) the unaudited balance sheet of Coin as of March 31, 1997, (iii) the unaudited balance sheet of Central as of June 30, 1997 and (iv) the unaudited balance sheets of each of Coin II, CCW, Texas and Advance as of December 31, 1996, in each case, previously delivered to Buyer and attached hereto as Exhibits "A-1" through "A-7".

          "Balance Sheet Date" shall mean June 30, 1997.
           ------------------

          "Books and Records" shall mean all records pertaining to the Purchased
           -----------------
Assets, the Business or customers or suppliers of the Macke Entities, other than those records which constitute Excluded Assets.

          "Business" shall have the meaning set forth in Recital C hereof.
           --------

          "Closing Date" shall mean a date mutually acceptable to the parties
           ------------
hereto which shall in no event be later than the earlier to occur of (i) the seventh business day after all of the conditions to Closing specified in Articles 7 and 8 have been satisfied and (ii) April 30, 1998.

          "Code" shall mean the Internal Revenue Code of 1986, as amended and as
           ----
it may be amended from time to time.

          "Condominium Properties" shall mean, collectively, the condominium
           ----------------------
properties owned by MLSLP and Coin and listed on Schedule 4.27 of the Disclosure Schedule.

          "Consent" shall mean a consent or waiver by a Consenting Party to an
           -------
assignment or similar transfer or conveyance to Buyer of a Contract (other than a Location Contract), in either case, required by the terms of such Contract in connection with the transactions contemplated by this Agreement.

          "Consenting Party" shall mean any Person whose consent or waiver is
           ----------------
required in order to assign or otherwise transfer or convey any rights and obligations of the Macke Entities under a Contract to Buyer in accordance with the terms hereof.

          "Contract" shall mean any of the agreements, contracts (including,
           --------
without limitation, the Location Contracts and Machine Rental Contracts), Leases or commitments to which a Macke Entity is a party and which relate to the Business (other than those agreements, contracts or commitments which constitute Excluded Assets) which, in each case, are described in the Disclosure Schedule and any agreements, contracts, leases or commitments to which a Macke Entity is a party and which relate to the Business (other than those agreements, contracts or commitments which constitute Excluded Assets) which, in each case, are not required to be described in the Disclosure Schedule solely because of the requirements set forth in this Agreement.

          "Contract Rights" shall mean all of the rights and obligations of any
           ---------------
Macke Entity under the Contracts.

          "Disclosure Schedule" shall mean a schedule delivered by Sellers to
           -------------------
Buyer on or prior to the date hereof, as amended, if necessary, in accordance with the terms hereof, which sets forth, among other things, the exceptions to the representations and warranties contained in Article 4 hereof and certain other information called for by Article 4 hereof and certain other provisions of this Agreement.

          "Encumbrances" shall mean any claim, mortgage, deed of trust,
           ------------
restrictive covenant, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other right of third parties, whether or not filed, recorded or otherwise perfected under applicable law, as well as the interest of any vendor, vendee, lessor or lessee under any conditional sale agreement, capital lease or other title retention agreement other than: (a) any mechanic's, materialmen's or similar lien, (b) any lien arising under worker's compensation, unemployment insurance, social security, retirement, or similar legislation, (c) any other nonconsensual lien arising in the ordinary course of the Business and in accordance with the past practices of the Macke Entities and not incurred in connection with the borrowing of money, (d) statutory liens of landlords, carriers and other similar liens, in respect of liabilities which are not yet due or which are being contested in good faith and are disclosed with specificity on the Disclosure Schedule, (e) liens for Taxes not yet due and payable and liens for Taxes due and payable, in each case, the validity or amount of which is currently being contested in good faith by appropriate proceedings and disclosed with specificity on the Disclosure Schedule, (f) any irregularity in title, zoning or similar restriction or other Encumbrance which does not materially interfere with the value, occupation, use or enjoyment of the property or asset which is subject thereto; provided that the foregoing items (a) - (f) do not, singly or in the aggregate, materially interfere with the Business or the Purchased Assets.

          "Environmental and Safety Requirements" shall mean all applicable
           -------------------------------------
federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901, et seq.) ("RCRA"),
                                                            -- ---     ----
the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601, et seq.) ("CERCLA"), the Clean Air Act (42 U.S.C. Section 7401,
                 -- ---     ------
et seq.), the Clear Water Act (42 U.S.C. (S) 1251, et seq.), the Toxic
-- ---                                             -- ---
Substances Control Act (15 U.S.C. (S) 2601 et seq.), the Federal Water Pollution
                                           -- ---
Control Act (33 U.S.C. (S) 1251 et seq.), the Safe Drinking Water Act (21 U.S.C.
                                -- ---
(S) 349, 42 U.S.C. (S)(S) 201, 300f), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), all judicial and administrative orders and
                -- ---
determinations, all contractual obligations and all common law concerning public health and safety, worker or occupational health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any Hazardous Substance.

          "Environmental Liabilities" shall include any liabilities, damages,
           -------------------------
costs, expenses, judicial or administrative actions or proceedings, Encumbrances, claims, fines, penalties, impositions, losses or lost income arising under, from, or in relation to (i) any Environmental and Safety Requirements; (ii) the presence of any Hazardous Substance at, on or under any Facility or former Facility of a Macke Entity or MAS; (iii) any Release or threatened Release; or
(iv) the exposure or alleged exposure of any Person, animal, aquatic life or property to any Hazardous Substance.

          "Equity Interests" shall mean, with respect to any Person, the capital
           ----------------
stock, partnership interests or other equity interests (including the MLSLP Partnership Interests and the MAS Stock) of such Person or options, warrants, rights to subscribe to, scrip calls, contracts, undertakings, arrangements, commitments to issue or other rights of any kind to acquire (whether through an exchange, conversion or otherwise) the capital stock, partnership interests or other equity interests of such Person.

          "Escrow Agent" shall mean LaSalle National Bank, Chicago, Illinois.
           ------------

          "Excluded Assets" shall mean, collectively, the following items of the
           ---------------
Macke Entities, none of which are to be acquired by Buyer hereunder:

          (a) all cash held or maintained at the bank accounts of the Macke Entities and all cash equivalents;

          (b) the accounts receivable or notes receivable of any Macke Entity owed by any other Macke Entity or any Affiliate, director, officer, shareholder or partner of any Macke Entity;

          (c) all assets relating to the credit card business or operations conducted by Freedom Card Systems, Inc., an Illinois corporation and an Affiliate of one or more of the Macke Entities, except those assets purchased by any Macke Entity from Freedom Card Systems, Inc. and owned by a Macke Entity as of the Closing Date or to be acquired by Buyer pursuant to the Exclusive Sales Agreement;

          (d) all real property interests owned in fee by any Macke Entity, including, without limitation, the Condominium Properties;

          (e) Permits, to the extent not lawfully transferable;

          (f) refunds, or credits or claims therefor, in respect of any Tax paid by any Macke Entity or any predecessor of any Macke Entity or any payment under any Tax sharing, Tax allocation or similar agreements;

          (g) employee welfare or pension benefit plans and arrangements whether or not subject to ERISA, including, but not limited to, all Plans and Employee Benefit Programs of the Macke Entities and all assets thereof and all contracts and policies entered into or issued pursuant thereto, except the Stop Loss Policy;

          (h) all rights of each Macke Entity with respect to insurance policies and any claims thereunder solely to the extent relating to the Excluded Assets or the Retained Liabilities;

          (i) rights in connection with prepaid expenses solely to the extent related to the Excluded Assets;

          (j) all other rights, claims and causes of action solely to the extent related to the Excluded Assets or the Retained Liabilities;

          (k) all Books and Records which relate solely to the Excluded Assets, including the corporate seal, certificate of incorporation, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate or partnership organization of any Macke Entity other than MLSLP or MAS;

          (l) any rights of any Macke Entity under this Agreement or under any other agreement between any Macke Entity and Buyer entered into on or after the date of this Agreement;

          (m) all rights to receive mail and other communications addressed to any Macke Entity solely relating to any of the Excluded Assets or any of the Retained Liabilities;

          (n) except as specifically set forth in this Agreement to the contrary, all rights of any Macke Entity (other than MLSLP and MAS) against any third party (i) which commences a lawsuit or similar proceeding against any Macke Entity (other than MLSLP or MAS) or (ii) with respect to a claim other than a Contract Right against such third party, in either case, solely to the extent that such rights arise prior to the Closing Date;

          (o) the attorney-client privilege of each Macke Entity (other than MLSLP or MAS) and its counsel;

          (p) the bank accounts of each Macke Entity (other than MLSLP or MAS);

          (q) "key man" insurance policies with respect to Spagat and Seiden, Split Dollar Agreement, dated as of October 8, 1993, between CCW and Martin Spagat, as trustee of the Matthew A. Spagat Family Trust u/a/d October 15, 1992, and Split Dollar Agreement, dated as of October 8, 1993, between CCW and Norman D.

Rich, as trustee of the Seiden Survivorship Insurance Trust u/a/d July 30, 1993, together with any assignments of the foregoing;

          (r) two motor vehicles, one of which is a Mercedes S500 leased by Spagat and the other which is a Cadillac Allante owned by Seiden;

          (s) limited partnership interest in EIP XIII Limited Partnership, whose sole assets are interests in real property not being acquired by Buyer hereunder;

          (t) all rights of the Macke Entities under the United Airlines "Pass Plus" program;

          (u) tickets to Chicago Bulls basketball games;

          (v) three "laptop" computers located in the Chicago corporate office and used by each of Spagat and Seiden;

          (w) office furniture of each of Spagat and Seiden, including 2 television sets and 1 satellite dish; and

          (x) the name "Macke Water Systems, Inc."

          "Facilities" shall mean the Locations, plants, offices, self storage
           ----------
facilities, re-manufacturing facilities, warehouses, administration buildings, including, without limitation, the refurbishing facility of the Macke Entities located in San Francisco, California, and all real property and related facilities, in each case, relating to the Business as presently conducted and which, other than the Locations, are identified or listed on Schedule 4.8 to the Disclosure Schedule.

          "Financial Statements" shall mean the Balance Sheets and the
           --------------------
statements of income for each Macke Entity (other than MAS) for the twelve month period ended as of the applicable balance sheet date set forth in the Balance Sheet, together, in the case of MLSLP, with the notes thereon and the related unqualified report of Deloitte & Touche, LLP, MLSLP's certified public accountants, previously delivered to Buyer and attached hereto as Exhibits "A-1" through "A-7".

          "Fixtures and Equipment" shall mean all of the furniture, fixtures,
           ----------------------
furnishings, machinery (including the Machines and Parts) and equipment owned by the Macke Entities and located in, at or upon the Facilities as of the Balance Sheet Date after giving effect to all additions, replacements or deletions since the Balance Sheet Date in the ordinary course of the Business.

          "Hazardous Substance" shall mean any pollutants, dangerous substances,
           -------------------
contaminants (including without limitation, asbestos, oil, petroleum or petroleum-containing substances, products or byproducts, lead-based paint, solid waste, radiation, methane gas, Formaldehyde, radioactive waste, chemical substances or mixtures, pesticides, pollutants, contaminants, radon, noise, radiation, polychlorinated biphenyls ("PCBs")), toxic substances or chemicals,
                                       ----
hazardous or otherwise regulated materials, substances or wastes, or hazardous substances, in each case, subject to the Environmental and Safety Requirements in effect on the date hereof or prior to the Closing Date.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements
           -------
Act of 1976, as amended.

          "Investment" shall mean, with respect to any Person, (a) any direct or
           ----------
indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or other ownership or beneficial interest (including without limitation partnership interests and joint venture interests of any other Person), and (b) any capital contribution by such Person to any other Person.

          "Leasehold Estates" shall mean all of the rights and obligations of
           -----------------
the Macke Entities as lessee under the Leases.

          "Leasehold Improvements" shall mean all leasehold improvements owned
           ----------------------
by the Macke Entities and situated in or on the property leased under the Leases.

          "Leases" shall mean all of the leases to which a Macke Entity is a
           ------
party and which relate to the Business (including Location Contracts) listed on the Disclosure Schedule and all other leases relating to the Business which are not required to be set forth thereon pursuant to this Agreement.

          "Legal Requirements" shall mean any applicable action, law, statute,
           ------------------
treaty, rule, regulation, order, ordinance, judgment, injunction, decree, award, legally binding determination or direction of an arbitrator or government entity, including, without limitation, any zoning, Environmental and Safety Requirement, motor vehicle safety requirements or standards.

          "Location" shall mean a laundry room or similar location (excluding
           --------
the Condominium Properties) at which one or more On-Location Machines are installed pursuant to a Location Contract (and all such locations are, collectively, the "Locations").

          "Location Contracts" shall mean all Contracts pursuant to which a
           ------------------
Macke Entity provides installation, maintenance or other services (other than Machine leases or rentals to end-users) with respect to On-Location Machines.

          "Machine Rental Contracts" shall mean all Contracts pursuant to which
           ------------------------
any Macke Entity provides domestic installation, maintenance or other services with respect to Machines that are rented or leased by individuals or other end-users from any of the Macke Entities.

          "Machines" shall mean any and all of the coin-operated washing
           --------
machines and dryers, soap machines, debit card equipment, change makers and similar vending or service machines (including the On-Location Machines) owned or leased by a Macke Entity.

          "Macke Entities" shall mean, collectively, MLSLP, MAS, CCW, Central,
           --------------
Texas, Coin, Coin II and Advance.

          "Management Participation Agreements" shall mean each of the
           -----------------------------------
Management Participation Agreements between Stephen Ross, Jeffrey Friedman, Adrian Verquer, Edward Streit, Thomas O'Brien, Veronica Downs, Carl Painter, Shanna Kimmis, Walter Bransen, Jr., on the one hand, and a Macke Entity, on the other hand.

          "MAS Stock" shall have the meaning set forth in Recital B to this
           ---------
Agreement.

          "MLSLP Assets" shall mean (i) all Machines, Parts, Facilities,
           ------------
Fixtures and Equipment and Motor Vehicles, in each case owned or leased by MLSLP, (ii) all Contracts to which MLSLP is a party and (iii) all Permits of MLSLP.

          "MLSLP Balance Sheet" shall mean the audited balance sheet of MLSLP as
           -------------------
of June 30, 1997 together with the notes thereon and the related unqualified report of Deloitte & Touche, LLP, MLSLP's certified public independent accountants.

          "MLSLP Partners" shall have the meaning set forth in Recital A to this
           --------------
Agreement.

          "MLSLP Partnership Interests" shall have the meaning set forth in
           ---------------------------
Recital A to this Agreement.

          "Motor Vehicles" shall mean any and all trucks, trailers, vans and
           --------------
automobiles owned or leased by any Macke Entity and used in the Business (other than those automobiles constituting Excluded Assets), which vehicles shall be listed on the Disclosure Schedule.

          "Net Gross" shall mean, with respect to any Location for the twelve
           ---------
(12) month period ending on the Balance Sheet Date, an amount equal to the gross revenues or coin collections for such Location minus the applicable commission
                                               -----
or rental expenses, in each case reasonably allocable to such Location.

          "On-Location Machines" shall mean approximately 202,000 coin-operated
           --------------------
washing machines and dryers, as of December 31, 1997, installed at Locations, and subject to written or oral Location Contracts.

          "Parts" shall mean any and all spare parts or other Machine equipment
           -----
owned by any Macke Entity.

          "Permits" shall mean all of the Macke Entities' licenses, permits and
           -------
other governmental authorizations which are required for the conduct of the Business as conducted on the date hereof.

          "Person" shall mean an individual, partnership, corporation,
           ------
association, joint stock company, limited liability company, trust, joint venture, unincorporated organization, governmental authority or any other entity or organization of any kind whatsoever.

          "Post-Signing Diligence Materials" shall mean, collectively, (i) all
           --------------------------------
purchasing agreements and extended purchasing agreements set forth on the Disclosure Schedule between a Macke Entity and Speed Queen Company or its Affiliates; (ii) each of the employment agreements between Spagat and Seiden and a Macke Entity; (iii) the Management Participation Agreements; and (iv) all financing documents relating to outstanding long-term indebtedness of the Macke Entities described on the Disclosure Schedule.

          "Proprietary Rights" shall mean all of the Macke Entities'
           ------------------
registrations of trademarks and of other marks or trade names used in the operation of the Business as conducted as of the date hereof, including without limitation the trade names: "Macke Laundry Services Limited Partnership", "Coin Controlled Washers, Inc.", "Macke Laundry Service-Central Limited Partnership," "Macke Services-Texas, Inc.", "Superior Coin-Op, Inc.", "Superior Coin, Inc.", "Advance Macke Domestic Machines, Inc.", which are held by a Macke Entity and all pending applications for any such registrations and all patents and copyrights which are held by a Macke Entity and all pending applications therefor relative to the Business; and all other trademarks and other marks, trade names and other trade rights and all other trade secrets, designs, plans, specifications and other proprietary rights, whether or not registered, but which have been reduced to writing, owned by or licensed to a Macke

Entity which are relative to the Business, as conducted as of the date hereof, other than commercially available standard software.

          "Purchased Assets" shall mean all of each Macke Entity's right, title
           ----------------
and interest in and to properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by each Macke Entity (except the Excluded Assets) and constituting, or used in connection with, the Business, including without limitation, the following:

          (i)  Machines and Parts;

         (ii)  all Location Contracts;

        (iii)  all Motor Vehicles;

         (iv) accounts receivable and refunds or deposits other than those which relate to or constitute Excluded Assets;

          (v) cash (including, without limitation, cash in Machines but excluding cash which constitutes an Excluded Asset);

         (vi) all Contract Rights, except Contract Rights that relate solely to Excluded Assets or constitute Excluded Assets;

        (vii)  all Leasehold Estates;

       (viii)  all Leasehold Improvements;

         (ix) all Fixtures and Equipment, except Fixtures and Equipment that relate solely to Excluded Assets or constitute Excluded Assets;

          (x) all Books and Records other than those which relate solely to the Excluded Assets or constitute Excluded Assets (it being understood that Buyer shall grant each Macke Entity and its Representatives access to and the right to copy all Books and Records for any legitimate purpose);

         (xi) all Proprietary Rights other than those which relate solely to the Excluded Assets or constitute Excluded Assets; and

        (xii) to the extent transferable, all Permits.

          "Release" shall mean the spilling, leaking, disposing, discharging,
           -------
emitting, depositing, injecting, dumping, leaching, escaping or other release of any Hazardous Substance, whether purposely, accidentally, intended, unintended, knowingly, unknowingly, suddenly, over time, or otherwise.

          "Representative" shall mean, with respect to any Person, any officer,
           --------------
director, partner, Affiliate, stockholder,principal, attorney, accountant, financial advisor, consultant, agent, employee or other representative of such Person.

          "Seller" and "Sellers" shall have the meanings set forth in the
           ------       -------
Preamble to this Agreement.

          "Stop Loss Policy" shall mean that certain Excess Loss Indemnity
           ----------------
Policy between MLSLP and AIG Life Insurance Company (Policy No. 316-7359) relating to the health care benefits provided to employees of the Macke Entities.

          "Tax" shall mean any federal, state, local, or foreign income, gross
           ---
receipts, license, payroll, employment, excise, severance, stamp, occupational, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security or similar, unemployment, disability, real property, personal property, sales, use, transfer Tax, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including without limitation any interest, penalty or addition thereto, whether disputed or not.

          "Tax Return" shall mean any return, declaration, report, claim for
           ----------
refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, whether arising out of the transactions contemplated by the Transaction Documents or otherwise.

          "Transaction Documents" shall mean this Agreement, the Disclosure
           ---------------------
Schedule, the Closing Disclosure Schedule, the Escrow Agreement, the Exclusive Sales Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the stock powers pursuant to which the MAS stock certificates are transferred to Buyer, Excluded Asset Conveyance Agreements, any documents evidencing assumptions of the Macke Plan and the Macke Laundry Service Insurance Coverage Compensation Reduction Plan required to be delivered pursuant to Section 6.6 hereof, the employment agreement to be entered into by Buyer with Spagat, the Consulting Agreement to be entered into between Buyer and Seiden, documents evidencing termination of the MLSLP Employment Agreements and officers' or partners' certificates of the parties hereto required to be delivered pursuant to Sections 7.6 and 8.17 hereof (it being understood that references to "Transaction Documents" in this Agreement shall mean such Transaction Documents that have been executed as of the date hereof or the Closing Date, as applicable).

          1.2  Other Defined Terms.  The following terms shall have the meanings
               -------------------
given to such terms in the sections of this Agreement set forth below:

          Term                           Section
          ----                          ---------

          AAA                            2.4(d)
          Action                         4.12
          Arbitrator                     2.4(d)
          Assumed Liabilities            2.1(d)
          CLC                            5.7
          Closing                        3.1
          Closing Disclosure Schedule    8.4
          Confidentiality Agreement      6.2
          Consent Lease                  3.2(c)
          Damages                        11.3(a)
          Dispute                        2.4(d)
          ERISA                          4.19(a)
          Escrow Agreement               2.2(a)
          Excluded Asset Conveyance
            Agreements                   8.10
          Multiemployer plan             4.19(d)
          Employee benefit plan          4.19(a)
          Employee Benefit Program       4.19(a)
          Exclusive Sales Agreement      7.5
          GAAP                           4.4(j)
          Macke Plan                     6.6
          MLSLP Employment Agreements    8.13
          Personnel                      4.4(b)
          Plans                          4.19(a)
          Purchase Price Deposit         2.2(a)
          Refurbished Locations          4.26
          Retained Employees             6.4(b)
          Retained Liabilities           2.1(e)
          Service Agreement              3.2(c)
          Sublease                       3.2(c)
          Purchase Price                 2.2(a)
          Unrefurbished Locations        4.26
          WARN Act                       4.19(f)


                                   ARTICLE 2

                               PURCHASE AND SALE
                               -----------------

          2.1  Transfer of Partnership Interests, Stock and Assets.  On the
               ---------------------------------------------------
Closing Date and subject to the terms and conditions set forth in this
Agreement:

          (a) Each of CCW, Central, Texas, Coin, Coin II and Advance hereby agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer hereby agrees to acquire from such parties, their respective rights, title and interest in, to and under the Purchased Assets (other than the MLSLP Assets) as the same exist on the Closing Date;

          (b) Each of the MLSLP Partners (other than MAS) hereby agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer hereby agrees to acquire from the MLSLP Partners, all of the MLSLP Partners' respective rights, title and interest in, to and under the MLSLP Partnership Interests;

          (c) Spagat hereby agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer hereby agrees to acquire from Spagat, all of Spagat's rights, title and interest in, to and under the MAS Stock; and

          (d) Buyer shall assume the following obligations and liabilities of the Macke Entities (collectively, the "Assumed Liabilities"), all of which shall
                                       -------------------
be discharged by Buyer when and as they become due or otherwise mature:

          (i) all obligations and liabilities accruing or arising out of events or occurrences happening after the Closing Date under Contracts (including, without limitation, the Stop Loss Policy) set forth on the Disclosure Schedule (excluding any obligations or liabilities to the extent relating to an Excluded Asset or a Retained Liability) and which have arisen or have been incurred in the ordinary course of the Business (but, in either case, not including any obligation or liability for any breach by any Macke Entity or Spagat or Seiden of any term of any Contract or commitment occurring on or prior to the Closing
Date); and

          (ii) all liabilities, obligations or debts of the Macke Entities (other than MAS) of any kind, character or description arising under any Contract and relating to the Purchased Assets or the operation of the Business (except any such liabilities, obligations or debts relating to an Excluded Asset or a Retained Liability), whether arising prior to or following the Closing that remain unpaid or unsatisfied by the Macke Entities as of the Closing Date and, in each case, only to the extent such liabilities, obligations or debts of such Macke Entities are reflected on the 1997 Balance Sheet, including, without limitation (in each case, other than with respect to MAS), (i) any accounts payable or notes payable of each such Macke Entity not owed to any other Macke Entity, Seiden, Spagat or any director, officer or partner of any Macke Entity, Spagat, (ii) accrued sales tax, (iii) accrued insurance, (iv) accrued commissions payable in respect of Location Contracts, (v) payroll withholding and accrued payroll taxes and expenses, (vi) accrued capital lease obligations of the Macke Entities, (vii) accrued expenses of the Macke Entities, (viii) accrued 401(k) contributions under the Macke Laundry Service Retirement and Savings Plan and the Coin Controlled Washers, Inc. 401(k) Profit Sharing and Investment Plan,
(ix) accrued personal property taxes, and (x) accrued vacation time, personal time, bereavement time, sick-leave time or other similar employment benefit with respect to all employees of the Macke Entities other than those individuals listed on Schedule 6.4 of this Agreement; and

          (iii) all unpaid minimum basic rent, personal property taxes, water, gas, electricity and other utilities, common area maintenance reimbursements to lessors, local business or other license fees or taxes, merchants association dues and other similar periodic charges incurred in the ordinary course of the Business consistent with past practice and, in each case, only to the extent each of the foregoing items are reflected on the 1997 Balance Sheet; provided, however, that it being understood that, within sixty (60) days
       --------  -------
after the Closing Date, Sellers will furnish Buyer with records (in form and substance reasonably satisfactory to Buyer) which evidence the gross collections of the Macke Entities at each Location to the extent necessary to enable Buyer to comply with the percentage rent provision of each applicable Location Contract.

          (e) Except for the Assumed Liabilities, Buyer is not assuming any other obligations, liabilities or commitments of any Macke Entity, Spagat or Seiden of any nature whatsoever, whether absolute, accrued, contingent or otherwise, disclosed or undisclosed and whether or not relating to the Business, all of which shall be retained by Sellers and Seiden (collectively, the "Retained Liabilities"), including, without limitation, (i) any liabilities in
 --------------------
respect of any Tax of any Macke Entity or payable by any Macke Entity (other than MAS) in connection with the Business, except any sales tax, payroll tax and personal property tax reflected on the 1997 Balance Sheet, (ii) any liability for legal, accounting or broker's fees incurred in connection with the negotiation of the Transaction Documents or the consummation of the transactions contemplated thereby, (iii) any liabilities related to any Actions commenced prior to or to the extent based solely on events occurring prior to the Closing Date involving a Macke Entity, Spagat or Seiden, (iv) any indebtedness for borrowed money of any Macke Entity (other than MAS), (v) any liability in respect of the employees of the Macke Entities listed on Schedule 6.4 of this Agreement, (vi) any liability in respect of any Plans or Employee Benefit Programs (other than the Stop Loss Policy) maintained, administered or otherwise contributed to by any Macke Entity or an Affiliate of any Macke Entity (including, but not limited to, any liabilities or penalties attributable to any failure by any Macke Entity to timely file any annual returns or reports required under the Code or ERISA with respect to any Plan or Employee Benefit Program as such terms are defined in Section 4.19 hereof) and liability for retiree medical, dental or life insurance benefits offered by any Macke Entity, even if such benefits have been provided by the Macke Entities to their respective employees hired by Buyer, (vii) any liabilities of any Macke Entity under any policies or binders of fire, liability, title, worker's compensation and other forms of insurance maintained by any Macke Entity or the Business or the employees of the Business, (viii) any accounts payable or notes payable of any Macke Entity owed to any other Macke Entity, or any director, officer or partner of any Macke Entity relating to the period prior to and including the Closing Date, (ix) any accrued vacation time, personal time, bereavement time, sick-leave time or bonuses and other benefits of all employees of the Macke Entities identified on Schedule 6.4 of this Agreement, (x) any obligations or liability of Texas as disclosed on the Disclosure Schedule owed to Speed Queen or its Affiliates relating to the equipment purchases, and (xi) any liabilities or obligations of any kind or nature relating to or arising out of the Excluded Assets, the MLSLP Employment Agreements or the Management Participation Agreements, including, without limitation, any obligation or liability for any breach by any Macke Entity of any term of any Contract or commitment occurring on or prior to the Closing Date. Sellers and Seiden agree to discharge all Retained Liabilities when and as they become due or otherwise mature.

          2.2  Purchase Price and Purchase Price Deposit.
               -----------------------------------------

          (a) Upon the terms and subject to the conditions contained herein, on the Closing Date, Buyer shall pay to Sellers for the sale, transfer, assignment, conveyance and delivery of the MLSLP Partnership Interests, the MAS Stock and the Purchased Assets an aggregate amount (the "Purchase Price") equal to Two
                                               --------------
Hundred and Fourteen Million Dollars ($214,000,000), a portion of which (the "Purchase Price Deposit") in an amount equal to Five Million Dollars
-----------------------
($5,000,000) shall be deposited by Buyer on the date hereof into an escrow account maintained with the Escrow Agent on behalf of Sellers and Buyer in accordance with the terms and conditions of an escrow agreement, dated the date hereof, by and among the Escrow Agent, Sellers and Buyer substantially in the form of Exhibit "B" attached hereto (the "Escrow Agreement").
                                          ----------------

          (b) The Purchase Price (excluding the Purchase Price Deposit, which shall be subject to and payable in accordance with the terms and conditions of the Escrow Agreement) shall be paid on the Closing Date by wire transfer of immediately available funds to Sellers as pursuant to written wire transfer instructions delivered to Seller at least two business days prior to the Closing Date. Schedule 2.2 sets forth the portion of the Purchase Price which Buyer will pay to each Seller hereunder at the Closing.

          (c) If Buyer fails to consummate the transactions contemplated by this Agreement due to the unavailability of sufficient financing, then, if at any time prior to the first anniversary of the date hereof Buyer or CLC consummates an acquisition of the Macke Entities, the parties hereto agree that the Purchase Price Deposit shall be credited against the purchase price paid by Buyer or CLC in such acquisition.

          2.3  Purchase Price Allocations.  The Purchase Price shall be
               --------------------------
allocated among the MLSLP Partnership Interests, the MAS Stock and the Purchased Assets in accordance with the values set forth on Schedule 2.3 attached hereto, which Schedule 2.3 shall be agreed upon by the parties prior to the Closing. Sellers and Buyer each hereby covenant and agree that none of them will take a position on any income Tax Return (including, without limitation, Internal Revenue Service Form 8594) or with any governmental authority that is in any way inconsistent with the terms of this Section 2.3 or the allocation set forth on
Schedule 2.3. The parties hereto agree that such allocation shall be revised in a manner consistent with Temporary Treasury Regulation (S)1.1060-1T(f) or any successor regulation thereto to reflect any indemnification payments made under
Article 11 of this Agreement. Sellers and Buyer shall inform each other promptly of any challenge by any governmental authority to the allocation set forth on Schedule 2.3 and no party shall agree to any adjustment asserted by such governmental authority without the prior written consent of the other parties, which consent shall not be unreasonably withheld. Sellers and Buyer agree reasonably to cooperate with each other in preparing Internal Revenue Service Form 8594 for filing by each of them and to furnish the other party with a copy of Internal Revenue Service Form 8594 within a reasonable period before its filing due date.

          2.4  Purchase Price Adjustment.
               -------------------------

          (a) For the purposes of this Section 2.4, the following terms shall have the following meanings:

               (A) "1997 Balance Sheet" shall mean the unaudited consolidated balance sheet of the Macke Entities (other than MAS) as of December 31, 1997, which shall be prepared in accordance with generally accepted accounting principles consistently applied.

               (B) "Final Balance Sheet" shall mean the unaudited consolidated balance sheet of the Macke Entities (other than MAS) as of the Closing Date, which shall be prepared in accordance with generally accepted accounting principles consistently applied.

               (C) "1997 Assets" shall mean the aggregate amount of all current assets (which constitute Purchased Assets) on the 1997 Balance Sheet.

               (D) "Final Assets" shall mean the aggregate amount of all current assets (which constitute Purchased Assets) on the Final Balance Sheet.

               (E) "1997 Liabilities" shall mean the aggregate amount of all current liabilities (other than those liabilities which constitute Retained Liabilities) of the Macke Entities (other than MAS) on the 1997 Balance Sheet.

               (F) "Final Liabilities" shall mean the aggregate amount of all current liabilities (other than those liabilities which constitute Retained Liabilities) of the Macke Entities (other than MAS) on the Final Balance Sheet.

               (G) "1997 Net Current Asset Value" shall mean the 1997 Assets less the 1997 Liabilities. The 1997 Net Current Asset Value can be a positive or a negative number.

               (H) "Final Net Current Asset Value" shall mean the Final Assets less the Final Liabilities. The Final Net Current Asset Value can be a positive or a negative number.

               (I) "Deficiency Amount" shall mean the amount, if any, by which the Final Net Current Asset Value is less than (more negative than) the 1997 Net Current Asset Value.

               (J) "Surplus Amount" shall mean the amount, if any, by which the Final Net Current Asset Value is greater than (less negative than) the 1997 Net Current Asset Value.

          (b) Sellers shall, and shall cause MLSLP to, deliver to Buyer the 1997 Balance Sheet to Buyer on or prior to the Closing Date and the Final Balance Sheet to Buyer no later than forty-five (45) days after the Closing Date.

          (c) No later than ten (10) business days after delivery of the Final Balance Sheet to Buyer (A) Sellers shall pay to Buyer by wire transfer of immediately available funds an amount in cash equal to the Deficiency Amount, if any, or (B) Buyer shall pay to Sellers by wire transfer of immediately available funds an amount in cash equal to the Surplus Amount, if any, provided, however, that no payments shall be made pursuant to this Section 2.4 unless the Deficiency Amount or Surplus Amount, as applicable, exceeds, $250,000, in which case the full Deficiency Amount or Surplus Amount shall be payable.

          (d) If Buyer and Sellers shall be unable to agree on the calculation of the amount of any adjustment to the Purchase Price required by this Section
2.4 or shall be unable to resolve any other dispute arising under this Section
2.4 (any such dispute, a "Dispute") within fifteen (15) days of the date on
                          -------
which any such adjustment should be made pursuant to this Section 2.4, then such Dispute shall, at the demand of any party hereto, be determined by arbitration. Sellers and Buyer shall appoint an arbitrator ("Arbitrator") who is licensed by
                                                ----------
the American Arbitration Association ("AAA") to arbitrate such Dispute.  In the
                                       ---
event Sellers and Buyer cannot agree on the selection of the Arbitrator, each such party shall select one arbitrator who shall together select the Arbitrator who shall arbitrate the matter. Sellers and Buyer shall within twenty (20) days thereafter present their positions with respect to the Dispute to the Arbitrator together with such other materials as the Arbitrator deems appropriate. The Arbitrator shall, within twenty (20) days after the submission of such evidentiary materials, submit a written decision on such Dispute to the applicable parties hereto. Any determination by the Arbitrator with respect to any such Dispute shall be final and binding on the parties hereto. The arbitration shall be conducted on consecutive business days in Chicago, Illinois in accordance with the commercial arbitration rules of the AAA as in effect for commercial arbitrations conducted in Chicago, Illinois by the AAA. The parties hereto agree that the costs and expenses of the arbitration (including without limitation the cost of the Arbitrator, but excluding costs and expenses incurred by a party relating to its participation therein) shall be borne in equal proportions by each of the Sellers and Buyer. Any party desiring to commence an arbitration proceeding in accordance with this Section 2.4 shall so notify the other parties hereto by written notice setting forth in reasonable detail the nature of the dispute and the relief demanded.

          2.5  Closing Costs; Transfer Taxes.  Sellers shall be responsible for
               -----------------------------
any documentary transfer Taxes and any sales, use or other Taxes imposed by reason of the transactions contemplated hereby and any deficiency, interest or penalty asserted with respect thereto, and Buyer shall be responsible for any title searches or insurance premiums for title insurance to be obtained by Buyer. Buyer shall also be responsible for the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2(a).

                                   ARTICLE 3

                                    CLOSING
                                    -------

          3.1  Closing.  The Closing of the transactions contemplated herein
               -------
(the "Closing") shall be held at 11:00 a.m. New York City time on the Closing
      -------
Date at the offices of Anderson Kill & Olick, P.C., 1251 Avenue of the Americas, New York, New York, unless the parties hereto otherwise agree.

          3.2  Conveyances at Closing.
               ----------------------

          (a) Instruments and Possession.  To effect the transfer referred to in
              --------------------------
Section 2.1 hereof, Sellers (as applicable) will, and will cause MLSLP to, on the Closing Date, execute and deliver to Buyer:

          (i) one or more assignments of partnership interest with respect to the MLSLP Partnership Interests other than that held by MAS and certificate(s) evidencing the MAS Stock (duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank), in each case free and clear of any Encumbrances;

         (ii) one or more bills of sale substantially in the form attached hereto as Exhibit "C", conveying in the aggregate all of the owned personal property of the Macke Entities (other than MLSLP and MAS) included in the Purchased Assets;

        (iii) an Assignment and Assumption Agreement in the form attached hereto as Exhibit "D" with respect to the Leases and all other Assumed Liabilities;

         (iv) the Exclusive Sales Agreement;

          (v) subject to Section 3.2(c), separate assignments of all Contract Rights included in the Purchased Assets to the extent necessary;

         (vi) assignments of all Proprietary Rights which constitute Purchased Assets in recordable form to the extent necessary to assign such rights;

        (vii) the subleases, if any, of the properties to be subleased to Buyer as provided herein;

       (viii) original certificates of title, signed by a Macke Entity, as necessary, and such other executed forms as may be required to transfer to Buyer title in any Motor Vehicle owned by any Macke Entity constituting part of the Purchased Assets;

         (ix) one or more assignment or assumption agreements in form and substance reasonably acceptable to Buyer which gives effect to the transfer of the Excluded Assets from MLSLP and MAS to the MLSLP Partners or any of their Affiliates; and

         (x) such other instruments or documents as shall be reasonably requested by Buyer to vest in Buyer title in and to the Purchased Assets in accordance with the provisions of this Agreement.

          On the Closing Date, Buyer will execute, where applicable, and deliver to Sellers:

          (i) the Purchase Price in accordance with Section 2.2 hereof;

         (ii) an Assignment and Assumption Agreement in the form attached hereto as Exhibit "D" with respect to the Assumed Liabilities;

        (iii)  the Exclusive Sales Agreement;

         (iv) amendments or restatements of the certificate of limited partnership of MLSLP removing the MLSLP Partners (other than MAS) as partners of MLSLP (which amendments or restatements, if necessary, shall be executed by the MLSLP Partners); and

          (v) such other instruments as shall be reasonably requested by Sellers to effect the consummation of the transactions contemplated hereby.

          (b) Form of Instruments.  All of the instruments referred to in
              -------------------
Section 3.2(a) above shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the party receiving delivery thereof.

          (c)  Consents to Assignment.
               ----------------------

          (i) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Contract Right, license, purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the Consent of a Consenting Party thereto, would constitute a breach thereof or in any way affect or materially impair the respective rights of the Macke Entities (other than MAS or MLSLP) or Buyer thereunder. Buyer acknowledges and agrees that Sellers shall not be required to seek any consents or waivers with respect to the assignment or other transfer of the Location Contracts and that, notwithstanding anything in this Agreement to the contrary, in no event shall the failure to seek or obtain such consents or waivers: (x) be deemed a breach of any representation, warranty, covenant or other agreement of the Sellers or Seiden hereunder; (y) constitute a failure of a condition precedent contained in Article 8 hereof; or (z) entitle Buyer to indemnification hereunder.

          (ii) If such Consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect or materially impair any rights of the Macke Entities thereunder so that Buyer would not receive all such rights, the Sellers and Seiden will use their reasonable best efforts, and will cause the Macke Entities to use their reasonable best efforts, to provide to Buyer the net economic benefits under any such Contract, license, purchase order, claim, right or benefit, including, without limitation, enforcement for the benefit of Buyer (at Buyer's expense) of any and all rights of the Macke Entities against a Consenting Party, and cooperate in any reasonable and lawful arrangement designed to provide such benefits to Buyer, without any Seller or Seiden incurring any significant financial or other obligation to Buyer independent of such benefits, including, without limitation, (x) to the extent subletting is permitted under the terms of any Location Contract for which a Consent is required and shall not have been obtained by the Macke Entities, Spagat or Seiden (any such Location Contract, a "Consent Lease") and applicable law, to
                                       -------------
sublet the Location covered by such Consent Lease to Buyer on the same terms and conditions (including rental and other payments) that are contained in the existing Consent Lease, for the balance of the term thereof less one day (the "Sublease") or (y) to the extent a service agreement is permitted under the
 --------
terms of the Consent Lease and applicable law, enter into a service agreement (the "Service Agreement"), in form and substance reasonably acceptable to Buyer,
      -----------------
whereby Buyer is appointed exclusive agent of Sellers to service the Machines and collect the revenues generated therefrom at the Location subject to the Consent Lease for the term of the Consent Lease.

          (iii) Any transfer or assignment to Buyer of any Purchased Asset or any Contract (other than any Location Contract) which shall require the Consent of any Consenting Party shall be made subject to such Consent being obtained, provided that the failure to obtain a necessary consent, approval or waiver with respect thereto shall not constitute a breach of this Agreement. To the extent that Buyer is provided the benefits pursuant to this Agreement of any Contract, Contract Right or other Purchased Asset, Buyer shall perform for the benefit of the other party or parties thereto the obligations of the relevant Macke Entity thereunder or in connection therewith, but only to the extent that (i) such action by Buyer would not result in any default thereunder or in connection therewith and (ii) such obligation would have been an Assumed Liability but for the non-assignability or non-transferability of the related Contract, Contract Right or other Purchased Asset.

          3.3  Other Deliveries at Closing.  In addition to the foregoing
               ---------------------------
matters, at the Closing Buyer and Sellers shall (and Sellers shall cause MLSLP to) deliver the certificates, opinions of counsel and other materials described in Articles 7 and 8, respectively.


                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                   -----------------------------------------

          Except as set forth on the Disclosure Schedule, each Seller and Seiden hereby represents and warrants to Buyer as follows:

          4.1  Organization of the Macke Entities.
               ----------------------------------

          (a) Each Macke Entity that is a limited partnership is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has full partnership power and authority to conduct its Business as it is presently being conducted and to own and lease its properties and assets. Each such Macke Entity is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is necessary under any applicable Legal Requirement as a result of the conduct of the Business or the ownership of its properties or assets, except for any such jurisdiction in which the failure to be so qualified would not reasonably be expected to have an Adverse Effect. Each jurisdiction in which each such Macke Entity is qualified to do business as a foreign limited partnership and each jurisdiction in which each such Macke Entity conducts business but is not qualified to do business is, in each case, listed on the Disclosure Schedule.

          (b) Each Macke Entity that is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has full corporate power and authority to conduct its Business as it is presently being conducted and to own and lease its properties and assets. Each such Macke Entity is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its Business or the ownership of its properties or assets, except for any such jurisdiction in which the failure to be so qualified would not reasonably be expected to have an Adverse Effect. Each jurisdiction in which each such Macke Entity is qualified to do business as a foreign corporation is listed on the Disclosure Schedule.

          (c) The partnership Books and Records of MLSLP are correct, current, and complete in all respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with all applicable Legal Requirements. Each of the MLSLP Partners have properly filed a certificate of limited partnership and all amendments thereto required to be filed with the Secretary of State of the State of Delaware pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware.

          4.2  Capitalization of MLSLP and MAS.
               -------------------------------

          (a) The MLSLP Partners are the sole general partners of MLSLP and own of record and beneficially 100% (Macke Midwest 75.98%, MAS .24%, JPS .24% and MLS 23.54%) of the outstanding partnership interests of MLSLP. The MLSLP Partnership Interests constitute all of the ownership interests in MLSLP, and, taken together, the MLSLP Partners have good and marketable title to the MLSLP Partnership Interests, free and clear of all Encum brances. Other than the MLSLP Partnership Interests or rights granted under the Management Participation Agreements, MLSLP has no outstanding Equity Interests or Equity Interests containing any profit participation features. Sellers have delivered to Buyer a true and complete copy of the partnership agreement of MLSLP and all amendments, modifications or supplements thereto. Except as set forth in the partnership agreement of MLSLP, there are no statutory or contractual rights of refusal or other limitations with respect to the transfer of the MLSLP Partnership Interests contemplated by this Agreement. MLSLP has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its ownership interests. All of the outstanding MLSLP Partnership Interests have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any Encumbrances. MLSLP owns no Equity Interests of, and is not in any manner affiliated (whether through an Investment or participation of any kind) with the Equity Interests of, any Person. Except for its initial limited partner who was redeemed prior to the date hereof and except as set forth on the Disclosure Schedule, MLSLP has not had any partner other than the MLSLP Partners.

          (b) MAS has authorized 1,000 shares of MAS Stock, 100 shares of which are issued and outstanding. The MAS Stock is owned of record and beneficially by Spagat free and clear of all Encumbrances. Upon transfer of the shares of MAS Stock to Buyer hereunder on the Closing Date in accordance with Section 2.1 of this Agreement, Buyer will receive good and marketable title to such shares of MAS Stock, free and clear of all Encumbrances. The MAS Stock constitutes all of the Equity Interests of MAS, and all of Spagat's shares of MAS Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for the MAS Stock, MAS has no outstanding Equity Interests or Equity Interests containing any profit participation features. Sellers have delivered to Buyer a true and complete copy of the certificate of incorporation and bylaws of MAS and all amendments, modifications or supplements thereto. There are no statutory or contractual rights of refusal or other limitations with respect to the transfer of the MAS Stock contemplated by this Agreement. MAS has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its ownership interests. Except for its interest in the MLSLP Partnership Interests, MAS owns no Equity Interests of, and is not in any manner affiliated (whether through an Investment or participation of any kind) with the Equity Interests of, any Person.

          4.3  Authorization; Binding Effect.  Each Seller and Seiden has all
               -----------------------------
necessary corporate, partnership or other power, as applicable, and authority and has taken all corporate or partnership action, as applicable, necessary to enter into the Transaction Documents to which it is a party, to consummate the transactions contemplated thereby and to perform its obligations thereunder. This Agreement and each applicable Transaction Document has been duly executed and delivered by each Seller and Seiden and is a legal, valid and binding obligation of each Seller and Seiden enforceable against each Seller and Seiden in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, general principles of equity (whether considered in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

          4.4  Absence of Certain Changes or Events.  Except as set forth in the
               ------------------------------------
Disclosure Schedule, since the Balance Sheet Date, there has not been any:

          (a) change in the Macke Entities' consolidated financial condition or results of operations, except for changes contemplated hereby, changes, individually or in the aggregate, which have not resulted in and could not reasonably be expected to result in an Adverse Effect and changes in the ordinary course of business consistent with past practice or changes occurring as a result of general economic or financial conditions or other developments which are not unique to any of the Macke Entities;

          (b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable by the Macke Entities to any of their respective officers, directors, employees or agents (collectively, "Personnel"), (ii) bonus,
                                               ---------
incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, in each case, in an amount in excess in $10,000 (on an individual basis), for or to the credit of any of the Personnel,
(iii) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by Sellers or Seiden for any Personnel except pursuant to the existing plans and arrangements described in the Disclosure Schedule or (iv) new employment or consulting agreement to which any Macke Entity is a party;

          (c) addition to or modification of or prepayment of any kind with respect to the employee benefit plans, arrangements or practices described in the Disclosure Schedule affecting Personnel other than (i) contributions made for fiscal years 1996 or 1997 in accordance with the normal practices of the Macke Entities or (ii) the extension of coverage to other Personnel who became eligible after the Balance Sheet Date as set forth in the Disclosure Schedule;

          (d) sale, assignment or transfer of any of the assets of any Macke Entity, material singly or in the aggregate, other than in the ordinary course of business consistent with past practices;

          (e) cancellation of any indebtedness in an amount in excess of $50,000 or waiver of any rights of substantial value to any Macke Entity, in each case, other than in the ordinary course of business;

          (f) amendment, cancellation or termination (except upon expiration) of any Contract, other than in the ordinary course of business consistent with past practice, or any material Permit;

          (g) capital expenditure or the execution of any Lease or any incurring of liability therefor, outside the ordinary course of business and involving payments in excess of $50,000 in the aggregate (excluding acquisitions by Sellers of route businesses);

          (h) failure to operate the Business in the ordinary course and consistent with past practices, to keep available to Buyer the services of the Personnel, or, except in the ordinary course of business, to preserve for Buyer the goodwill of suppliers, Customers and others having business relations with any of the Macke Entities;

          (i) failure to repay any obligation, except in the ordinary course of business or where such failure would not reasonably be expected to result in an Adverse Effect;

          (j) change in accounting methods or practices by any of the Macke Entities affecting their respective assets, liabilities or the Business, except to the extent required by generally accepted accounting principles ("GAAP");
                                                                     ----

          (k) material revaluation by any of the Macke Entities of any class of their respective assets as a whole, including, without limitation, writing off notes or accounts receivable, except in the ordinary course of business consistent with past practice or as required by GAAP;

          (l) damage, destruction or loss (whether or not covered by insurance) which has materially adversely affected the Facilities, considered as a whole, or the Business;

          (m) any Encumbrance on the Purchased Assets not in the ordinary course of business consistent with past practices, other than such Encumbrances which will be discharged or terminated in full prior to the Closing Date;

          (n) liabilities involving $100,000 or more except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves, except as required by GAAP;

          (o) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Balance Sheets or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

          (p) other event or condition of any character, other than in the ordinary course of business, which in any one case or in the aggregate has, or any event or condition known to Sellers or Seiden (other than matters of general public knowledge relating to general economic conditions or the industry of the Macke Entities as a whole) which it is reasonable to expect will, in any one case or in the aggregate, result in an Adverse Effect;

          (q) declaration, setting aside or payment by MAS or MLSLP of non-cash dividends or distributions in respect of any MAS Stock, MLSLP Partnership Interest or other Equity Interests or any non-cash redemption, purchase or other acquisition of any such MAS Stock, MLSLP Partnership Interests or other Equity Interests;

          (r) issuance by MAS or MLSLP of, or commitment by any MLSLP Partner or MLSLP to issue, any MAS Stock, MLSLP Partnership Interests or other Equity Interests;

          (s) Encumbrance on any of the MLSLP Partnership Interests or the MAS Stock; or

          (t) activity which has resulted or could reasonably be expected, with the passage of time or the giving of notice or otherwise, to result in the acceleration or any delay in the payment of their accounts payable, in each case as compared with their custom and practice in the conduct of the Business immediately prior to the Balance Sheet Date;

          (u) agreement by any Seller, MLSLP, MAS or Seiden to do any of the foregoing.

          4.5  Title to Assets, Etc.
               --------------------

          (a) The Macke Entities have good and marketable fee simple title to the Purchased Assets. Except as set forth in the Disclosure Schedule and for Encumbrances which will be removed prior to the Closing Date, none of the Purchased Assets are subject to any Encumbrances. Each Macke Entity has performed all material obligations required to be performed by it with respect to all Purchased Assets owned or leased by it through the date hereof.

          (b) Each Macke Entity enjoys peaceful and undisturbed possession of all Facilities owned or leased by it, and such Facilities are not subject to any Encumbrance, encroachments, building or use restrictions, exceptions, reservations or limitations which interfere in any material respect with or impair in any material respect the present and continued use thereof in the usual and normal conduct of the Business. All Facilities are supplied with utilities and other services necessary for the Business with respect thereto (including any necessary gas, electricity, water (including, without limitation, the unrestricted use and right to a water supply sufficient for the Business), irrigation, sanitary and storm sewer service).

          (c) There are no pending condemnation proceedings pursuant to which a Spagat, Seiden or a Macke Entity has been named a party and served with a complaint or, to the knowledge of

Sellers, threatened condemnation proceedings relating to any of the Facilities (other than the Locations). To the knowledge of Sellers and Seiden, there are no pending condemnation proceedings pursuant to which Spagat, Seiden or a Macke Entity has been named as a party and served with a complaint or threatened condemnation proceedings relating to any of the Locations. The real property improvements (including leasehold improvements), equipment and other tangible assets owned or used by the Macke Entities at the Facilities are structurally sound with, to the knowledge of Sellers and Seiden, no known material defects. Except as set forth in the Disclosure Schedule, none of said improvements, Fixtures and Equipment or other assets is subject to any commitment or other arrangement for their sale or use by any other Person.

          (d) The Disclosure Schedule states the name of each bank or other financial institution with which MLSLP or MAS has an account or safety deposit box.

          4.6  Condition of Tangible Assets.  The Facilities and Fixtures and
               ----------------------------
Equipment, taken as a whole, are in all material respects in good operating condition and repair consistent with age (except for ordinary wear and tear), are sufficient in all material respects for the operation of the Business as presently conducted and are in conformity with all Legal Requirements.

          4.7  Location Contracts and Machine Rental Contracts.  The Disclosure
               -----------------------------------------------
Schedule provides or by Closing will provide a listing of the Location Contracts and Machine Rental Contracts which, taken as a whole, is accurate in all material respects as of the Closing Date. The Disclosure Schedule sets forth or by Closing will set forth the following terms with respect to each Location
Contract:  (i) type of account; (ii) account number; (iii) termination date;
(iv) whether there is an automatic renewal provision; (v) the number of On-Location Machines at the applicable Location; and (vi) the commission arrangement with respect to the account. The Disclosure Schedule sets forth or by Closing will set forth the following terms with respect to each Machine Rental Contract: (i) the name of the customer; (ii) the number of Machines rented or leased pursuant to such Contract; and (iii) the material economic terms. Buyer acknowledges and understands that the information concerning each Location Contract in such listing contained in the Disclosure Schedule is only a summary of the Location Contracts and is qualified by reference to the Location Contracts. Except as set forth on the Disclosure Schedule and except as would not materially adversely effect such Location Contract, each Location Contract grants Sellers the exclusive right to install, service, maintain and operate all On-Location Machines at the Location(s) set forth in the applicable Location Contract. As of the date of this Agreement, the Macke Entities are not, and to the knowledge of

Sellers and Seiden, no other party is in material breach or violation of or default under any terms of any of the Location Contracts, and since the Balance Sheet Date neither Sellers nor Seiden has received any written notice, requesting or threatening the removal of On-Location Machines from a Location, or any other anticipatory breach of any Location Contract, or of any foreclosure against any Location set forth in any of the Location Contracts, in each case, except in the ordinary course of business. Except as set forth on the Disclosure Schedule, since the Balance Sheet Date neither Sellers nor Seiden has received any written notice questioning the validity or enforceability of any Location Contract. Sellers have delivered, and have caused MLSLP to deliver, to Buyer a copy of their respective standard forms of Location Contracts.

          4.8  Contracts and Commitments.  Except as set forth in the Disclosure
               -------------------------
Schedule, no Macke Entity is a party to any written:

          (a) commitment, contract, note, loan, evidence of indebtedness, purchase order or letter of credit involving any obligation or liability on the part of a Macke Entity of more than $75,000 and not cancelable (without liability) within 30 days;

          (b) lease of real property (other than a Location Contract or lease of a self-storage facility);

          (c) lease of personal property involving any annual expense in excess of $15,000 and not cancelable (without liability) within 30 days;

          (d) contracts and commitments relating to the Business not otherwise described above or listed in the Disclosure Schedule (including purchase orders and undertakings or commitments to any governmental or regulatory authority) and not entered into or arising in the ordinary course of business or consistent with past practice;

          (e) Permits required to conduct the Business as presently conducted (it being understood that such listing shall be delivered not later than fifteen
(15) calendar days prior to the Closing Date).

          (f) contracts or agreements containing covenants limiting the freedom of any Macke Entity to engage in any line of business or compete with any Person; or

          (g) employment contracts and consulting agreements, including without limitation, contracts to employ executive officers and other contracts with Representatives of Sellers or the Macke Entities other than oral contracts of a Seller for employment at will and contracts with independent contractors engaged in connection with the construction and maintenance of laundry rooms in accordance with the ordinary course of business consistent with past practice.

          No Macke Entity is (and, to the knowledge of Sellers and Seiden, no other party is) in material breach or violation of, or material default under, any of the Contracts or other instruments, obligations, evidences of indebtedness or commitments described in (a)-(g) above. Each Contract described on the Disclosure Schedule is a legal, valid and binding obligation of each Macke Entity which is a party thereto enforceable against each such Macke Entity in accordance with its terms. Neither, Seller, Seiden nor any Macke Entity is aware of any facts or circumstances which would reasonably be expected to cause any of them to fail to perform in any material respect any of their respective obligations pursuant to any Contract to which each is a party, and neither Spagat, Seiden nor any Macke Entity has knowledge or notice of any breach or anticipated breach by any other Person to any Contract.

          4.9  No Conflict or Violation.  Except as set forth in the Disclosure
               ------------------------
Schedule, neither the execution and delivery of the Transaction Documents by any party hereto other than Buyer nor the consummation of the transactions contemplated thereby will result in (a) a violation of or a conflict with any provision of any of the organizational documents of any Macke Entity, including, without limitation, the agreement of limited partnership of MLSLP or the certificate of incorporation of MAS, (b) a material breach or violation of, or a material default under, any term or provision of any Contract, Permit, authorization or concession to which any Macke Entity is a party or by which any of the Purchased Assets are bound, which breach or default is reasonably likely to have an Adverse Effect (it being understood that with respect to this Section
4.9 only no representation is being made with respect of any of the Location Contracts or automobile leases), (c) a violation by any Macke Entity of any Legal Requirement, or (d) an imposition of any Encumbrance on the Business or on any of the Purchased Assets, other than any such Encumbrance which would not reasonably be expected to have an Adverse Effect.

          4.10  Consents and Approvals.  Except as set forth on the Disclosure
                ----------------------
Schedule and except for the filings required under the HSR Act, Consents or waivers which may be required under Location Contracts and automobile leases and filings with a governmental authority in connection with the transfer of a vehicle title, no consent, approval, waiver or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by Sellers in connection with the execution, delivery and performance of this Agreement by Sellers and Seiden and the consummation of the transactions contemplated hereby by Sellers and Seiden, unless the failure to obtain any such consent, approval, waiver or authorization would not be likely to result in an Adverse Effect or a material adverse effect on the Business or on any Seller's or Seiden's ability to consummate the transactions contemplated hereby.

          4.11  Financial Statements.  Sellers and Seiden have heretofore
                --------------------
delivered, and have caused MLSLP to deliver, to Buyer true and complete copies of the Financial Statements. Except as otherwise set forth therein, the footnotes thereto or in the Disclosure Schedule, the Financial Statements are complete, are in accordance with the books and records of the Macke Entities and present fairly in all material respects the financial condition and results of operations indicated thereby. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and contain and reflect all necessary adjustments for a fair representation of such Financial Statements as of the date and for the periods covered thereby.

          4.12  Litigation.  Except as set forth in the Disclosure Schedule and
                ----------
except for Actions which, if adversely decided, would not reasonably be expected to have an Adverse Effect, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action or investigation (collectively, "Actions") pending or, to each
                                                 -------
Seller's and Seiden's knowledge, threatened against, relating to or affecting
(i) any Macke Entity, Spagat, Seiden or the Business, (ii) any benefit plan for Personnel or any fiduciary or administrator thereof or (iii) any of the transactions contemplated by the Transaction Documents. Neither any Macke Entity, Spagat nor Seiden is in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against any Macke Entity, Spagat, Seiden or the Business.

          4.13  Labor Matters.  No Macke Entity is a party to any labor
                -------------
agreement with respect to its employees with any labor organization, group or association. Except as set forth in the Disclosure Schedule, no Macke Entity has, within the past three years, experienced any attempt by organized labor or its Representatives to make such Macke Entity conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of any Macke Entity. Each Macke Entity is in compliance in all material respects with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against any Macke Entity pending or, to the knowledge of each Seller and Seiden, threatened before the National Labor Relations Board or any other governmental agency arising out of Macke Entity's activities, and neither Sellers nor Seiden has knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or, to the knowledge of each Seller and Seiden, threatened against any Macke Entity nor is any grievance currently being asserted; and no Macke Entity has experienced, within the past three years, a work stoppage or other labor difficulty in either case which has had or is reasonably likely to have an Adverse Effect.

          4.14  Liabilities.  Except as set forth in the Disclosure Schedule,
                -----------
the Macke Entities have no liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected or reserved against on the Balance Sheets (or in the notes thereto in the case of the MLSLP Balance Sheet), (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, and (iii) liabilities arising under Contracts described in the Disclosure Schedule or which are of the type described in Section 4.8 but which because of the dollar amount or other qualifications are not required to be listed in the Disclosure Schedule and (iv) liabilities which would not individually or when combined with all other liabilities be reasonably likely to have an Adverse Effect.

          4.15  Compliance with Law.  The Macke Entities and the Business are in
                -------------------
compliance in all material respects with all applicable Legal Requirements. Spagat, Seiden and the Macke Entities have not received any written notice to the effect that, or otherwise been advised that, any Macke Entity is in violation of any material Legal Requirements, and Spagat, Seiden and the Macke Entities are unaware of any presently existing circumstances likely to result in violations of any such Legal Requirements.

          4.16  No Brokers.  Neither the Macke Entities, Spagat, Seiden nor any
                ----------
Representative thereof has entered into or will enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by the Transaction Documents.

          4.17  No Other Agreements to Sell the MLSLP Partnership Interests, the
                ----------------------------------------------------------------
MAS Stock or the Purchased Assets.  Except as set forth in the Disclosure
---------------------------------
Schedule, neither Spagat nor Seiden nor
any Macke Entity, nor any Affiliate or Representative of any Macke Entity has any legal obligation, absolute or contingent, to any other Person to sell all or substantially all of the Purchased Assets of the Business, any of the MLSLP Partnership Interests, the MAS Stock or all or substantially all of the partnership interests or the capital stock of any Macke Entity or to effect any merger, consolidation or other reorganization of any Macke Entity or MLSLP or to enter into any agreement with respect thereto.

          4.18  Proprietary Rights.  All of the Proprietary Rights of the Macke
                ------------------
Entities are listed in the Disclosure Schedule. The Proprietary Rights listed in the Disclosure Schedule are all those required to conduct the Business as presently conducted. Except as set forth in the Disclosure Schedule, no Person has a right to receive a royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangements entered into by any Seller, Seiden or Macke Entity, and no Person otherwise has a right to receive a royalty or similar payment in respect of any such Proprietary Rights. The Macke Entities, Spagat and Seiden have no licenses granted by or to them or no other agreements to which they are a party, relating in whole or in part to any of the Proprietary Rights. To the knowledge of Sellers and Seiden, use of the Proprietary Rights by the Macke Entities is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, except any such infringement or violation that does not materially adversely effect such right, and no proceedings have been instituted or, to the knowledge of Sellers and Seiden, threatened against or written notices received by any Seller that are presently outstanding alleging that any Macke Entity's use of its Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to any such Proprietary Rights.

          4.19  Employee Benefit Plans.
                ----------------------

          (a)  The Disclosure Schedule lists:

               (i) the names, positions, titles, dates of commencement of employment and current compensation of the employees of the Business, including, without limitation, employees on approved or legally mandated leaves of absence and whether there exist employment agreements or contracts with the employees of the Business;

              (ii) each "employee benefit plan" as such term is defined in
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is covered by ERISA and that is maintained,
               -----
     administered or otherwise contributed to by Sellers for the benefit of present or former employees of the Macke Entities (each a "Plan"; collectively, the
                                                     ----
     "Plans"); and
     ------

             (iii) each plan or arrangement not subject to ERISA and maintained, administered or otherwise contributed to by the Macke Entities for the benefit of present or former employees of the Business which provides for retirement or welfare benefits, including, but not limited to any plans or arrangements which are subject to Section 125 of the Code, compensation arrangements, bonus or benefit plans, programs or other arrangements, including without limitation, all arrangements, policies, plans and programs relating to retirement, disability, insurance, (including any self-insured arrangements), severance pay, supplemental unemployment benefit, vacation, leave of absence, equity participation, stock purchase, stock option, stock appreciation right or any other incentive arrangement or any similar compensation or welfare benefit plan (individually, an "Employee Benefit Program" and, collectively, the
                        ------------------------
     "Employee Benefit Programs").
     --------------------------

          (b) The Macke Entities have made available to Buyer correct and complete copies of the following items:

               (i) the plan document for each Plan and related trust agreement (and all amendments thereto);

              (ii) the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with each Plan;

             (iii) the last actuarial valuation report prepared in connection with any Plan which is subject to Title IV of ERISA;

              (iv) the most recent determination letter from the Internal Revenue Service relating to each Plan which is intended to be qualified under Section 401(a) of the Code;

               (v) the current summary plan description for each Plan.

          (c) (i) Each Plan and Employee Benefit Program of the Macke Entities has been maintained and administered in material compliance in all material respects with all applicable laws, rules and regulations, including but not limited to ERISA and the Code.

              (ii) Each Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service stating that such Plan is a qualified plan and that each trust created under any such Plan is exempt from taxation under Section 501(a) of the Code, and no circumstances exist, including the events contemplated by this Agreement, which might cause any such Plan to cease being so qualified.

          (d) To the best of Sellers' and Seiden's knowledge, after due inquiry, at no time have the Macke Entities or any trade or business which together with any Macke Entity would at any time be treated as a single employer under Section 4001(b)(1) of ERISA or Section 414 of the Code, contributed to, maintained or been obligated to contribute to any plan which is subject to Title IV of ERISA, including any multiemployer plan as such term is defined under Section 3(37) of ERISA.

          (e) No post-retirement medical and life insurance benefit obligations exist with respect to any present or former employees of the Macke Entities.

          (f) The Macke Entities and any Affiliates thereof have not been affected by any transaction or engaged in layoffs or employment terminations with respect to the Business sufficient in number to trigger the application of the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any
                                                            --------
similar or local law.

          (g) Except as set forth on the Disclosure Schedule, with respect to each Plan and Employee Benefit Program, (i) no Tax or penalty under any provision of the Code or ERISA has been imposed or can reasonably be expected to be imposed as a result of actions or inactions which occurred prior to the Closing Date; and (ii) all returns, reports and notices which are required under the Code, ERISA or any other applicable law and the regulations thereunder have been timely provided to governmental agencies, employees, participants or beneficiaries.

          (h) Neither the Sellers nor any Affiliates have failed to comply with any of the health care continuation coverage requirements or related notice requirements under Section 601, et. seq. of ERISA and Section 4980B of the Code.

          (i) No "prohibited transaction" (as such term is used in Section 406 of ERISA or Section 4975 of the Code) has heretofore occurred with respect to any Plan.

          (j) No litigation or administrative or other proceedings involving a Plan or Employee Benefit Program have occurred or are pending or threatened.

          (k) There is no contract, Plan or Employee Benefit Program covering any current or former employees of the Macke

Entities that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

          (l) Except as specifically set forth in the Disclosure Schedule or in the Management Participation Agreements, no payment, award, bonus, severance payment or other amount under any contract, Plan or Employee Benefit Program will be triggered as a result of the events contemplated by this Agreement.

          (m) No Plan or Employee Benefit Program has any restrictions against termination or modification, either by its terms or due to any written or oral communications by any representative of the Sellers.

          4.20  Transactions with Certain Persons.  Except as set forth in the
                ---------------------------------
Disclosure Schedule, neither any Representative of any Macke Entity, Spagat or Seiden nor any member of any such Person's immediate family is presently a party to any transaction with any Macke Entity, Spagat or Seiden relating to the Business, including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by (other than for services as officers or directors of the Macke Entity), (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors, Representatives or employees of the Macke Entity) any such Person in which any such Person has a substantial or beneficial interest.

          4.21  Tax Matters.
                -----------

          (a) Except as explicitly set forth in the attached Disclosure
Schedule:

               (A) Each of MLSLP and MAS has (a) filed all Tax Returns which are required to be filed prior to the Closing Date and each such Tax Return is correct and complete, (b) paid all Taxes due and owing by it as of the Closing Date (whether or not shown on any Tax Return) and (c) withheld and paid over all Taxes which it is obligated to withhold from amounts paid or owing to any Personnel, shareholder, partner, creditor or other Person;

               (B) no Tax audits are pending or being conducted with respect to MLSLP or MAS;

               (C) no information related to Tax matters has been requested by any Taxing authority, and neither MLSLP nor MAS nor any Seller has received written notice indicating an intent to open an audit or other review from any Taxing authority and neither MLSLP, MAS nor any Seller nor any partner of MLSLP or officer or director of MAS is aware of any facts or circumstances which might reasonably be expected to cause any authority to assess any additional Taxes for any period for which Tax Returns have been filed;

               (D) neither MLSLP nor MAS nor any Seller nor Seiden has knowledge of any asserted claim (whether in writing or otherwise) by any Taxing authority concerning its respective liability for Taxes;

               (E) no claim has ever been made by any jurisdiction in which MLSLP or MAS does not file Tax Returns to the effect that MLSLP or MAS is or may be subject to any Tax imposed by that jurisdiction;

               (F) since December 31, 1992, neither MLSLP nor MAS has waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to any Tax assessment or deficiency;

               (G) neither MLSLP nor MAS is a party to any agreement that could obligate it to make any payments that would not be deductible pursuant to
     Section 280G of the Code, and has not filed a consent pursuant to Section 341(f) of the Code;

               (H) each of MLSLP and MAS has heretofore delivered to Buyer and its Representatives correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of them;

               (I) neither MLSLP nor MAS is party to any Tax sharing or allocation agreement, and has no liability for the Taxes of any Person under (S) 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract, or otherwise;

               (J) MLSLP has at all times since formation qualified to be treated and classified as a partnership for Tax (including, without limitation, federal and state income and franchise tax) purposes and not as an association (or other entity) taxable as a corporation or otherwise and will remain so qualified until the Closing occurs.

               (K) the unpaid Taxes of MLSLP and MAS do not exceed, as of the Balance Sheet Date, the reserve for Tax liabilities set forth on the MLSLP Balance Sheet or the MAS Balance Sheet, respectively, and such unpaid taxes, as of the Closing Date, do not exceed that reserve adjusted to take account of the passage of time through the Closing Date in accordance with MLSLP's and MAS's past custom and practices in computing their Taxes and filing Tax Returns (it being understood that nothing in this clause (K) shall affect the agreement of the parties hereto with respect to the assumption of liabilities set forth in Section 2.1 hereof).

               (L) MAS has at all times since formation qualified as an "S Corporation" pursuant to section 1361(a) of the Code and will remain so qualified until the Closing occurs.

          (b) Each Macke Entity (other than MLSLP and MAS) and any predecessor of any Macke Entity (other than MLSLP and MAS) at or prior to the Closing Date, has timely filed all Tax Returns which are required to be filed, and each such Tax Return is correct and complete in all respects.

          (c) Each of the Macke Entities has paid all Taxes due and owing by it (whether or not shown on any Tax Return) with respect to which successor, transferee or any other liability for any Taxes could apply to or be payable by Buyer as a result of the transactions contemplated by the Transaction Documents, except for transfer Taxes (sale, use, real estate transfer or any other similar
Tax) arising out of the transactions contemplated hereunder and pursuant to the terms and conditions of this Agreement and the other Transaction Documents.

          (d) There are no tax liens or Encumbrances of any kind on any of the Purchased Assets that arose in connection with any failure (or alleged failure) by any Macke Entity to pay any Tax, except for property tax liens relating to property taxes not yet due or payable.

          (e) No Tax audits are pending or being conducted, or to the knowledge of Sellers and Seiden, threatened, with respect to any Macke Entity. No Macke Entity or their respective Representatives (including any Representative responsible for Tax matters) is aware of any facts or circumstances which might reasonably be expected to cause any authority to assess any additional Taxes for any period for which Tax Returns have been filed.

          (f) Each Macke Entity has delivered to Buyer and its Representatives correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Sellers since December 31, 1993.

          4.22  Severance Arrangements.  No Macke Entity has entered into any
                ----------------------
severance or similar arrangement in respect of any present or former Personnel or Representative that will result in any obligation (absolute or contingent) of Buyer to make any payment to any present or former Personnel or Representative following termination of employment.

          4.23  Insurance.  The Disclosure Schedule contains a complete and
                ---------
accurate list in all material respects of all policies or binders of fire, liability, title, worker's compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Macke Entities on the Business, Purchased Assets or Personnel. All of such policies are sufficient in all material respects for compliance with all Legal Requirements and all Contracts to which any Macke Entity is a party, except where such failure to comply therewith would not reasonably be expected to have a material adverse effect on the Macke Entities' rights and benefits under such policies. No Macke Entity is in default in a material respect under any of such policies or binders, and no Macke Entity has failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion, except for those failures to give notice or present claims which would not reasonably be expected to have an Adverse Effect. To the knowledge of each Seller and Seiden, there are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. To the knowledge of Sellers and Seiden, there are no outstanding unpaid claims under any such policies or binders. Such policies and binders provide sufficient coverage consistent with the coverage customary in the Macke Entities' industry in full force and effect on the date hereof.

          4.24  Payments.  The Macke Entities have not, directly or indirectly,
                --------
paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party or Person, in the United States or any other country, which is in any manner related to the Business, which the Macke Entities know or have reason to believe to have been illegal under any Legal Requirement.

          4.25  Customers and Suppliers.  The Disclosure Schedule contains a
                -----------------------
complete and accurate list of (i) the forty (40) largest customers of the Macke Entities, taken as a whole, in terms of Net Gross during the last fiscal year of the Macke Entities, showing the approximate Net Gross and approximate total revenues to the Macke Entities by each such customer during such fiscal year;
(ii) the five (5) largest suppliers of the Macke Entities in terms of Machine and Parts purchases during the last fiscal year of the Macke Entities, taken as a whole, showing the approximate total purchases by the Macke Entities from each such supplier during such fiscal year. Since the Balance Sheet Date, there has been no change in the business relationship of any Macke Entity with any customer or supplier which would reasonably be expected to have a material adverse effect on the economic terms of such relationship.

          4.26  Compliance With Legislation Regulating Environmental Quality.
                -------------------------------------- ---------------------
Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties set forth in this Section 4.26 are made (i) by Sellers and Seiden with respect to all of the Facilities (other than the Locations) and all Locations which have been refurbished or renovated by a Macke Entity (but not a predecessor of a Macke Entity) (collectively, the "Refurbished
                                                                     -----------
Locations") and (ii) to Sellers' and Seiden's actual knowledge, with respect to
---------
all Locations other than the Refurbished Locations (the "Unrefurbished
                                                         -------------
Locations").  Except as set forth in the Disclosure Schedule:
---------

          (a) None of the following exists at, on or under any of the Facilities in violation of any Environmental and Safety Requirement:

               (i) Hazardous Substances or materials or vessels, storage tanks or other containers used for the storage, disposal or burial of Hazardous Substances;

              (ii) asbestos-containing materials in any form or condition;

             (iii)  materials or equipment containing polychlorinated biphenyls;
     or

              (iv)  wetlands;

          (b) Neither Seller, Seiden nor any Macke Entity has received any written notice or report regarding any liabilities or potential liabilities it may have (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under any Environmental and Safety Requirements;

          (c) The Macke Entities have at all times used, generated, treated, stored, transported, disposed of or otherwise handled Hazardous Substances in substantial compliance with all Environmental and Safety Requirements;

          (d) No current or past use, generation, treatment, transportation, storage, disposal or handling practice of the Macke Entities with respect to Hazardous Substances has resulted in any Environmental Liability under any Environmental and Safety Requirement;

          (e) The Macke Entities have obtained and complied with, and are in substantial compliance with, all material Permits and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupation of the Facilities and the operation of the Business;

          (f) No facts, events or conditions caused by or resulting from any act or omission of any Macke Entity (but not a predecessor of any Macke Entity), or to the actual knowledge of the Sellers and Seiden, any other fact, event or condition, relating to the operation of the Business or past or present Facilities (other than the Unrefurbished Locations) or, to the actual knowledge of the Sellers and Seiden, past or present Unrefurbished Locations will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to the Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including relating to on-site or off-site Releases or threatened Releases of Hazardous Substances, personal injury, property damage or natural resources damage;

          (g) Neither this Agreement nor the transactions contemplated by the Transaction Documents impose any obligations for off-site investigation or cleanup, or notification to or consent of any governmental entity or Person pursuant to any Environmental and Safety Requirements;

          (h) The Macke Entities (but not any predecessor in interest), Spagat or Seiden have not expressly or by operation of law assumed or undertaken any liability or corrective or remedial obligations of any other Person relating to Environmental and Safety Requirements; and

          4.27  Real Estate.  Schedule 4.27 of the Disclosure Schedule lists the
                -----------
Condominium Properties owned by MLSLP and Coin, which Condominium Properties constitute all of the real property owned by any Macke Entity or with respect to which any Macke Entity has a fee interest.

          4.28  Solvency.  MLSLP (i) owns the MLSLP Assets, the fair saleable
                --------
value of which, on a going concern basis, are greater than (A) the total amount of liabilities (including contingent liabilities) of MLSLP, and (B) the amount that will be required to pay the probable liabilities of MLSLP's then existing debts as they become due; (ii) has capital that is not unreasonably small in relation to the Business as presently conducted and as proposed to be conducted; and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

          4.29  Material Misstatements Or Omissions.  No representations or
                -----------------------------------
warranties by Sellers, Seiden or the Macke Entities in this Agreement, the Transaction Documents, nor any document, exhibit, statement, certificate or schedule furnished to Buyer pursuant thereto or in connection with the transactions contemplated thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. Sellers and Seiden have disclosed, and have caused MLSLP to disclose, all events, conditions and facts materially affecting the Business, prospects and financial condition of the Macke Entities, Spagat and Seiden.


                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer hereby represents and warrants to Sellers and Seiden as follows:

          5.1  Organization of Buyer.  Buyer is duly organized, validly existing
               ---------------------
and in good standing under the laws of the State of Delaware.

          5.2  Authorization.  Buyer has all necessary corporate power and
               -------------
authority and has taken all corporate action necessary to enter into the Transaction Documents to which Buyer is a party, to consummate the transactions contemplated thereby and to perform its obligations thereunder. The Transaction Documents to which Buyer is a party have been duly executed and delivered by Buyer and are legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

          5.3  No Conflict or Violation.  Neither the execution and delivery of
               ------------------------
the Transaction Documents by any party thereto other than Sellers and Seiden nor the consummation of the transactions contemplated thereby will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or bylaws of Buyer, (b) a breach of, or a violation of, or default under, any term or provision of any contract, agreement, indebtedness, lease, Encumbrance, commitment, license, franchise, Permit, authorization or concession to which Buyer is a party or by which any of its assets are bound, which breach or default would be likely to result in a material adverse effect on Buyer's ability to consummate the transactions contemplated thereby or (c) a violation by Buyer of any Legal Requirement which violation would be likely to result in a material adverse effect on Buyer's ability to consummate the transactions contemplated thereby.

          5.4  Consents and Approvals.  Except as set forth on the Disclosure
               ----------------------
Schedule and the filings required under the HSR Act, no consent, approval, waiver or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of the Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated thereby, unless the failure to obtain any such consent, approval, waiver or authorization would not be likely to result in a material adverse effect on Buyer's ability to consummate the transactions contemplated thereby.

          5.5  No Brokers.  Neither Buyer nor any Representative of Buyer has
               ----------
entered into or will enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of any Seller, Macke Entity or Seiden to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by the Transaction Documents.

          5.6  Due Diligence.  Subject to the obligation of Sellers and Seiden
               -------------
to deliver to Buyer a Closing Disclosure Schedule at the Closing and the Post-Signing Diligence Materials, Buyer has conducted such due diligence investigation of the Business and Purchased Assets as it has deemed necessary and is satisfied with the results thereof.

          5.7  Parent Company.  All of the issued and outstanding shares of
               --------------
common stock of Buyer are owned beneficially and of record by Coinmach Laundry Corporation, a Delaware corporation ("CLC"). CLC's principal assets are the
                                      ---
issued and outstanding shares of common stock of Buyer, and CLC has no independent business operations.

          5.8  Financing.  Buyer will have as of the Closing Date sufficient
               ---------
cash and/or available credit facilities to pay the Purchase Price and to make all other necessary payments of fees and expenses in order to consummate the transactions contemplated by the Transaction Documents to which Buyer is a party in accordance with the terms thereof.

          5.9  Solvency.  After giving effect to the transactions contemplated
               --------
hereby, (a) the assets of Buyer and its subsidiaries (at a fair valuation thereof) exceed the total liabilities of Buyer and such subsidiaries, on a consolidated basis; (b) Buyer has capital that is not unreasonably small in relation to the

Business as presently conducted and as proposed to be conducted and (c) Buyer does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.


                                   ARTICLE 6

                         COVENANTS OF SELLERS AND BUYER
                         ------------------------------

          Each Seller, Seiden and Buyer covenants as follows:

          6.1  Maintenance of Business Prior to Closing.  Until the earlier of
               ----------------------------------------
the Closing or the termination of this Agreement in accordance with its terms, each Seller and Seiden shall, and shall cause each Macke Entity to, use its reasonable efforts to continue to carry on the Business in the ordinary course and substantially in accordance with past practice, except as otherwise provided in this Agreement. Without limiting the generality of the foregoing, through the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, each Seller and Seiden shall, and shall cause each Macke Entity to, use its reasonable efforts to (a) maintain the Purchased Assets in substantially their current state of repair, consistent with age, excepting normal wear and tear; and (b) maintain insurance covering Purchased Assets similar to that in effect on the date hereof.

          6.2  Investigation by Buyer.  Until the earlier of the Closing or the
               ----------------------
termination of this Agreement in accordance with its terms, each Seller and Seiden shall, and shall cause each Macke Entity to, allow Buyer at its own expense during regular business hours, upon prior notice to and agreement of Sellers and without materially interfering with the Business, to make such inspection of the Purchased Assets and to inspect and make copies of other Contracts, Books and Records or information requested by Buyer, including historical financial information, concerning the business and operations of the Facilities; provided, however, that any information obtained from Sellers,
            --------  -------
Seiden or the Macke Entities is subject to the confidentiality agreement, dated November 4, 1996 (the "Confidentiality Agreement") between MLSLP and Buyer (the
                       -------------------------
continued validity of which is hereby acknowledged by Buyer). All such information shall be provided to Buyer in such form as such information may presently exist or be readily available. Notwithstanding the foregoing, Buyer shall wait at least two (2) business days after the agreed public announcement described in Section 12.10 to make direct physical on-site inspection and photographing of the Facilities and the Fixtures and Equipment. All communications to Sellers pursuant to this Section 6.3 shall be made to Walter
J. Bransen, a Representative
of Sellers, c/o Macke Laundry Services Limited Partnership, 122 Meissner Drive, Wheeling, Illinois 60090.

          6.3  Consents and Best Efforts.  Within five (5) days after the
               -------------------------
execution and delivery of this Agreement, Buyer, Sellers and Seiden shall, and Sellers and Seiden shall cause each Macke Entity to, make all filings required under the HSR Act. On or prior to the Closing Date, Sellers and Seiden shall, and Sellers and Seiden shall cause each Macke Entity to, obtain all Consents or waivers and make all filings with governmental authorities which may be required to transfer to Buyer all Motor Vehicles leased by any Macke Entity other than MLSLP. In addition, as soon as practicable, and subject to Section 3.2(c), Buyer and each Seller and Seiden, as applicable, will, and Sellers and Seiden shall cause each Macke Entity to, commence all other reasonable action required hereunder to obtain all applicable Permits, Consents, approvals and agreements of (other than Consents under Location Contracts), and to give all notices and make all filings with, any third parties as may be reasonably necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the other Purchased Assets in accordance with the terms of this Agreement. Buyer shall have the sole responsibility to apply for or obtain at its expense (i) any and all consents to transfer Permits or (ii) any and all new Permits for continued operation of the Facilities, and to make at Buyer's expense any improvements or alterations of any type to the Purchased Assets required in order to transfer or obtain any such Permits. Sellers and Seiden shall, and shall cause the Macke Entities to, cooperate in good faith with Buyer's efforts as provided in Section 11.7.

          6.4  Macke Entities' Employees.
               -------------------------

          (a) Buyer agrees to offer employment to all of the Macke Entities' employees except those corporate office employees of the Macke Entities listed on Schedule 6.4 of this Agreement.

          (b) All employees of the Macke Entities employed by Buyer on or after the Closing Date (collectively, the "Retained Employees") shall be entitled to
                                     ------------------
such benefits as Buyer makes available to similarly situated employees of Buyer. Buyer shall give credit to each of the Retained Employees for service with the Macke Entities under each of Buyer's plans and employee benefit programs for purposes of eligibility, vesting, waiting periods, pre-existing conditions and any benefits that take seniority into account.

          (c) As soon as practicable after the Closing Date, Sellers and Seiden shall, and shall take all actions necessary to permit the Retained Employees to receive distributions of their vested account balances under each tax-qualified Plan.

          (d) Sellers shall be solely responsible for paying or causing to be paid directly to the Retained Employees on their behalf all benefits to which they are entitled under the Plans and Employee Benefit Programs of the Macke Entities. In furtherance of the foregoing, Sellers will submit all claims for health care benefits covered by any of its health care plans which relate to claims incurred by Retained Employees or their dependents on or before the Closing Date, regardless of when such claims may be filed, but only to the extent covered under the terms and conditions of the Plans of the Macke Entities which cover such Retained Employees. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall not be responsible for any claims incurred by Retained Employees or their dependents on or before the Closing Date, regardless of when such claims may be filed.

          (e) Sellers shall be responsible and liable for salary, bonus, fringe benefits, welfare benefits, pension benefits, vacation, holiday or bereavement sick pay and other benefits or claims, including severance payments and COBRA benefits required under Part 6 of Title I of ERISA, with respect to employees of the Macke Entities listed on Schedule 6.5 of this Agreement. All salaries, wages, bonuses and all other cash compensation of the Retained Employees which are accrued as of the Closing Date and reflected on the 1997 Balance Sheet shall be the responsibility and liability of Buyer. All accrued vacation time, accrued sick-leave time, accrued bereavement time, accrued personal time and other similar employee benefits relating to the Retained Employees which are accrued as of the Closing Date and reflected on the 1997 Balance Sheet shall be the responsibility and liability of Buyer. Buyer shall be responsible and liable for claims arising under any state worker's compensation or similar law in respect of Retained Employees which are based upon any occurrence solely after the Closing Date. Sellers shall be responsible and liable for any such claims which are based upon any occurrence solely on or before the Closing Date. Buyer and Sellers shall have responsibility and liability for any such claims which are based upon any occurrence both before and after the Closing Date based upon relative fault of Buyer, on the one hand, and Sellers, on the other.

          (f) All contributions due to the Macke Laundry Service Retirement and Savings Plan, the Coin Controlled Washers, Inc. 401(k) Profit Sharing and Investment Plan or any other Plan, with respect to the periods ending on or before the Closing Date have been or will be timely made and a pro rata portion of all contributions, including matching contributions, for the current plan year have been or will be timely made (without regard to any applicable service or employment requirements under the terms of any such Plan).

          (g) Seller shall be responsible for complying with the requirements under Part 6 of Title I of ERISA ("COBRA") with respect to Retained Employees, and their qualified beneficiaries to the extent that such compliance relates to qualifying events which occur on or before the Closing Date; Buyer shall be responsible for complying with the requirements of COBRA with respect to Retained Employees to the extent that such compliance relates to qualifying events which occur after the Closing Date.

          (h) On or prior to the Closing Date, Sellers shall cause Buyer to become a successor to MLSLP and to assume all of its rights and entitlements under the Stop Loss Policy.

          6.5  Certain Prohibited Transactions.  Until the earlier of the
               -------------------------------
Closing or the termination of this Agreement in accordance with its terms, none of the Sellers or Seiden shall, nor shall they permit the Macke Entities to, except as permitted or contemplated by this Agreement or as otherwise consented to by Buyer, such consent not to be unreasonably withheld or delayed:

          (a) incur any indebtedness for borrowed money (except indebtedness under existing credit facilities in the ordinary course of the Business), assume, guarantee, endorse or otherwise become responsible for obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm or corporation, in each case, in an amount in excess of $100,000, except in the ordinary course of business and consistent with past practice;

          (b) issue any newly issued partnership interests or shares of capital stock, as applicable, or any other Equity Interests;

          (c) pay or incur any obligation to pay any non-cash dividend on its capital stock or partnership interests, as applicable, or make or incur any obligation to make any non-cash distribution or redemption with respect to partnership interests or capital stock;

          (d) make any change to its certificate of incorporation, bylaws, partnership agreement or other charter document or instrument, as applicable;

          (e) mortgage, pledge or otherwise encumber any of its properties or assets or sell, transfer or otherwise dispose of any of its properties or assets or cancel, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

          (f) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation, except in the ordinary course of business and consistent with past practice;

          (g) enter into or terminate any material Contract or make any material change in any of its material Leases and Contracts, other than in the ordinary course of business and consistent with past practice;

          (h) do any other act which would cause any representation or warranty of any Seller, Seiden or Macke Entity in this Agreement to be or become untrue in any material respect;

          (i) enter into any transaction with any Person on terms other than those which are on an arm's-length basis;

          (j) make any payments to or engage in transactions with Affiliates of Macke Entities or related parties, in each case, other than in the ordinary course of business and consistent with past practices;

          (k) other than in the ordinary course of business, discharge or satisfy any Encumbrance;

          (l) other than in the ordinary course of business, institute, settle or agree to settle any litigation, Action or proceeding (other than solely with respect to a Retained Liability) before any court or governmental body; or

          (m) other than in the ordinary course of business, cancel or terminate any policies of insurance with respect to the Business or the insurable Purchased Assets.

          6.6  Treatment of MLSLP's Plan.  Sellers and Seiden shall cause the
               -------------------------
MLSLP Partners and MLSLP to cause any Person or Persons other than Buyer, MLSLP or MAS to assume the sponsorship of the Macke Laundry Service Retirement and Savings Plan (the "Macke Plan") and the Macke Laundry Service Insurance Coverage
                   ----------
Compensation Reduction Plan prior to the Closing Date.

          6.7  Notification of Certain Matters.  Each Seller and Seiden shall,
               -------------------------------
and shall cause each Macke Entity to give prompt written notice to Buyer, and Buyer shall give prompt notice to Sellers and Seiden, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of Sellers, Seiden or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Each party shall use all reasonable efforts to remedy any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          6.8  No Mergers, Consolidations, Sale of Stock, Etc.  Until the
               ----------------------------------------------
earlier of the Closing or the termination of this Agreement in accordance with its terms, each Seller and Seiden will not, nor shall they permit the Macke Entities to, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of its capital stock or the merger of Sellers with, or any direct or indirect disposition of all or substantially all of any Macke Entities' assets or business to, any person other than Buyer or its Affiliates or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction. In the event that any Seller, Seiden or Macke Entity receives an unsolicited offer for such a transaction or obtains information that such an offer is reasonably likely to be made, such Seller or Macke Entity will provide Buyer with notice thereof as soon as practical after receipt, including the identity of the prospective purchaser or soliciting party.

          6.9  Corporate Name.  Neither Sellers nor Seiden shall use the trade
               --------------
names: "Macke Laundry Service Limited Partnership," "Coin Controlled Washers, Inc.," "Macke Laundry Service-Central Limited Partnership," "Macke Services-Texas, Inc.," "Macke Laundry Services, Inc.," "Macke Laundry Service -Cleveland, Inc.," "Chicago Coin Division," "Superior Coin-Op, Inc.," "Superior Coin II, Inc.," "Advance/Macke Domestic Machines, Inc.," or any derivation thereof except as directed by Buyer, at any time after the Closing Date, it being the intent of the parties hereto that from and after the Closing Date, Buyer will have the sole right as against Seller, Seiden and their respective Representatives to conduct any business under such name and that Buyer will commence doing so immediately on and after the Closing Date; provided, however, that,
                                           --------  -------
notwithstanding the foregoing, (a) Edward Telman, a shareholder of a Seller, shall be permitted to use the trade name "Advance" in connection with the operation of his business as presently conducted solely to the extent such business does not compete with the Business, and (b) Spagat and/or Seiden shall be permitted to use the trade name "Macke Water Systems, Inc." in connection with the operation of the business of Macke Water Systems, Inc., solely to the extent such business does not compete with the Business. Each Seller shall take all actions necessary to withdraw or terminate its authority to conduct business under such names in each jurisdiction where it is qualified or authorized to use such names.

                                   ARTICLE 7

                CONDITIONS TO SELLERS' AND SEIDEN'S OBLIGATIONS
                -----------------------------------------------

          The obligations of Sellers and Seiden to consummate the transactions provided for hereby are subject, in the reasonable discretion of Sellers and Seiden, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          7.1  Representations, Warranties and Covenants. All representations
               -----------------------------------------
and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

          7.2  No Governmental Proceedings or Litigation. No Action by any
               -----------------------------------------
governmental authority shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Sellers and Seiden materially if the transactions contemplated hereunder are consummated.

          7.3  HSR Act.  The applicable waiting period, including any extension
               -------
thereof, under the HSR Act shall have expired.

          7.4  Opinion of Counsel.  Buyer shall have delivered to Sellers and
               ------------------
Seiden an opinion of Anderson Kill & Olick, P.C., counsel to Buyer, dated as of the Closing Date, substantially in the form attached hereto as Exhibit "E".

          7.5  Freedom Systems Exclusive Sales Agreement.  Sellers and Seiden
               -----------------------------------------
shall have caused Freedom Card Systems, Inc., an Affiliate of Sellers and Seiden, to have executed and delivered to Buyer an Exclusive Sales Agreement on mutually satisfactory terms.

          7.6  Deliveries at Closing.  Sellers and Seiden shall have received
               ---------------------
each of the items required to be delivered by Buyers pursuant to Section 3.2(a) of this Agreement.

          7.7  Certificates and Corporate Documents.  Buyer will furnish Sellers
               ------------------------------------
with such certificates of its officers to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by Sellers, including without limitation:

               (i) an officer's certificate of Buyer, dated the Closing Date, certifying that the conditions specified in Sections 7.1 and 7.2 have been fully satisfied;

               (ii) copies of resolutions, certified by the appropriate officers where applicable, duly adopted by Buyer authorizing the execution, delivery and performance of the Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated by the Transaction Documents;

               (iii) certificates as to the good standing of Buyer in the State of Delaware; and

               (iv) such other documents relating to the transactions contemplated by the Transaction Documents as the Buyer reasonably requests.

          7.8  Employment Agreements with Buyer.  Each of Spagat and Walter J.
               --------------------------------
Bransen shall have entered into an employment agreement with Buyer on mutually satisfactory terms.

          7.9  Consulting Agreement with Buyer.  Seiden shall have entered into
               -------------------------------
a consulting agreement with Buyer on mutually satisfactory terms.


                                   ARTICLE 8

                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

          The obligations of Buyer to consummate the transactions provided for hereby are subject, in the reasonable discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          8.1  Representations, Warranties and Covenants.  All representations
               -----------------------------------------
and warranties of Sellers, Seiden and the Macke Entities contained in this Agreement (except with respect to the representations made by Sellers in Sections 4.4(b)(iii), 4.4(c), 4.4(i), 4.4(j), 4.4(n), 4.4(r) or 4.19 hereof to the extent a breach or inaccuracy thereof does not result in Damages in an amount in excess of $250,000 in the case of an one of such representations or warranties or $1,000,000 in the aggregate) shall be true and correct in all material respects at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and each Seller and Seiden shall, and shall have caused each Macke Entity to have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

          8.2  Consents.  Except as provided in Sections 3.2(c), all Consents
               --------
from Consenting Parties necessary to permit Sellers to transfer the Purchased Assets to Buyer as contemplated hereby shall have been obtained (and evidence thereof reasonably acceptable to Buyer delivered to Buyer), except where the failure to obtain any such Consent would not have an Adverse Effect upon Buyer and would not restrict the transferability, use or operation of any of the Purchased Assets, provided, however, that the failure to obtain Consents with
                  --------  -------
respect to any of the Facilities or the Motor Vehicles shall in no event constitute a failure by Sellers to satisfy the obligations of Sellers under this
Section 8.2.

          8.3  No Governmental Proceedings or Litigation.  No Action by any
               -----------------------------------------
governmental authority shall have been instituted or threatened in writing which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially affect the right or ability of Buyer to own, operate or possess the Purchased Assets, the MAS Stock or the MLSLP Partnership Interests after the Closing or to damage Buyer if the transactions contemplated hereunder are consummated.

          8.4  Disclosure Schedule.  Sellers and Seiden shall have delivered to
               -------------------
Buyer at least five (5) business days prior to the Closing Date a Disclosure Schedule (the "Closing Disclosure Schedule") revised to reflect any changes in
               ---------------------------
the information on the Disclosure Schedule from the date hereof up to and including the Closing Date, which Closing Disclosure Schedule shall be made a part of this Agreement and incorporated herein by reference and which Closing Disclosure Schedule shall be in form and substance reasonably acceptable to Buyer in all material respects.

          8.5  Due Diligence.  Sellers, Seiden and the Macke Entities shall have
               -------------
delivered to Buyer all Post-Signing Diligence Materials, and Buyer shall be reasonably satisfied that, after giving effect to the transactions contemplated hereby and Sellers' concurrent use of a portion of the proceeds of the Purchase Price to completely discharge all indebtedness for borrowed money of the Macke Entities, none of the Post-Signing Diligence Materials will give rise to an Assumed Liability in an aggregate amount in excess of $10,000 (except for purchases of Machines and Parts under Contracts between Speed Queen Company and any of the Macke Entities, which Contracts Buyer shall have the option in its sole discretion to designate an Excluded Asset and a Retained Liability, as applicable). This condition shall be deemed satisfied unless Buyer gives written notice of any matter with which Buyer is dissatisfied by 5:00 p.m. (E.S.T.) on the tenth business day following the date of receipt thereof.

          8.6  Opinion of Counsel.  Sellers and Seiden shall have delivered to
               ------------------
Buyer an opinion of Neal, Gerber & Eisenberg, counsel to Sellers and Seiden, dated as of the Closing Date, substantially in the form attached hereto as Exhibit "F".

          8.7  Material Changes.  Except as contemplated by this Agreement or
               ----------------
except as directly caused by the acts or omissions of Buyer, since the Balance Sheet Date, there shall not have been any change or any development or discovery of any material contingent or other liability not in the Disclosure Schedule, which could reasonably result in an Adverse Effect.

          8.8  HSR Act.  The applicable waiting period, including any extension
               -------
thereof, under the HSR Act shall have expired.

          8.9  Freedom Systems Exclusive Sales Agreement.  Sellers and Seiden
               -----------------------------------------
shall cause Freedom Card Systems, Inc., an Affiliate of Sellers and Seiden, to have executed and delivered to Buyer an Exclusive Sales Agreement on mutually satisfactory terms.

          8.10  Assignment of Certain Excluded Assets.  Sellers and Seiden shall
                -------------------------------------
have caused MLSLP and MAS, as applicable, to have entered into one or more agreements in form and substance reasonable acceptable to Buyer (collectively, the "Excluded Asset Conveyance Agreements") pursuant to which each of the
     ------------------------------------
Excluded Assets owned or leased by MLSLP or MAS or with respect to which MLSLP or MAS has an interest (including, without limitation, the Condominium Properties) are assigned, conveyed and transferred, in whole or in part, to any Person or Persons other than MLSLP, MAS, Buyer or any Affiliates or Representative of Buyer.

          8.11  Employment Agreements with Buyer.  Each of Spagat and Walter J.
                --------------------------------
Bransen shall have entered into an employment agreement with Buyer on mutually satisfactory terms.

          8.12  Consulting Agreement with Buyer.  Seiden shall have entered into
                -------------------------------
a consulting agreement with Buyer on mutually satisfactory terms.

          8.13  Termination of MLSLP Employment Agreements.  Sellers and Seiden
                ------------------------------------------
shall have caused MLSLP to have terminated each of the employment agreements, dated December 5, 1994, between MLSLP and each of Spagat and Seiden (collectively, the "MLSLP Employment Agreements") and provided evidence
                    ---------------------------
reasonably satisfactory to Buyer of such terminations.

          8.14  Payout Letters and Releases.  Sellers and Seiden shall have
                ---------------------------
delivered to Buyer one or more payout letters and releases from existing creditors of the Macke Entities releasing the Macke Entities from any and all obligations relating to or arising out of all indebtedness for borrowed money of the Macke Entities.

          8.15  Motor Vehicle Titles.  Sellers and Seiden shall have delivered
                --------------------
to Buyer, and shall have caused MLSLP to deliver to Buyer, original certificates of title (or such other written evidence reasonably acceptable to Buyer) evidencing the transfer to Buyer or to a designee of Buyer of legal title to the Motor Vehicles owned by Sellers or the Macke Entities.

          8.16  Miscellaneous Deliveries at Closing.  Buyer shall have received
                -----------------------------------
each of the items required to be delivered by Sellers and Seiden pursuant to
Section 3.2(a) of this Agreement.

          8.17 Certificates and Corporate Documents.  Each Seller, as applicable
               ------------------------------------
will furnish Buyer with such certificates of its officers and others or general partner, as applicable, to evidence compliance with the conditions set forth in this Article 8 as may be reasonably requested by Buyer, including without limitation:

               (i) a certificate or officer's certificate of each Seller, as applicable, dated the Closing Date, each certifying that the conditions specified in Sections 8.1, 8.2, 8.3 and 8.7 have been fully satisfied;

               (ii) copies of resolutions, certified by the appropriate officers where applicable, duly adopted by each of the Sellers, MLSLP and MAS, as necessary, and, if applicable, by the boards of directors, partners and stockholders of each of them, authorizing their respective execution, delivery and performance of the Transaction Documents to which they are a party and the consummation of the transactions contemplated by the Transaction Documents;

               (iii) certificates as to the good standing (or other certificates relating to the right to do business) of the Macke Entities from the states in which such parties are required to be qualified to do business;

               (iv) such bill(s) of sale, warranty deeds, warranty assignments of leases, Excluded Asset Conveyance Agreements and all other instruments of conveyance which the Buyer reasonably requests in order to effect the Sale;

               (v) certificate of limited partnership and partnership agreement of MLSLP and certificates of incorporation and bylaws of MAS, including ledger or stock and partnership interest transfer books, if any, of MLSLP and MAS; and

               (vi) such other documents relating to the transactions contemplated by the Transaction Documents as the Buyer reasonably requests.

          8.18   Form 5500.  Prior to the Closing Date, Sellers and Seiden shall
                 ---------
(a) file or cause to be filed under the Department of Labor Delinquent Filer Voluntary Compliance Program, as described at 60 Fed. Reg. 20874 (April 27,
1995), complete annual reports and information returns (Form 5500 Series Annual Return/Report) for all Plans and Employee Benefit Programs for which such annual reports are required to be filed and have not been timely filed, and (b) furnish Buyer with copies of any and all such filings.

                                   ARTICLE 9

                  COVENANT NOT TO COMPETE AND CONFIDENTIALITY
                  -------------------------------------------

          9.1  Covenant Not to Compete.  For the purposes of this Section 9.1,
               -----------------------
the term "Territory" shall mean the States of Delaware, Arizona, Arkansas,
          ---------
California, the District of Columbia, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Michigan, Minnesota, Missouri, Nebraska, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Texas, Virginia, West Virginia and Wisconsin. Sellers and Seiden acknowledge and agree that the Macke Entities' reputation and goodwill are an integral part of its business success throughout the Territory. If Buyer is deprived of any of the Macke Entities' goodwill or if Sellers or Seiden in any manner utilizes such reputation and goodwill in competition with Buyer in the Territory, Buyer will be deprived of the benefits it has bargained for pursuant to this Agreement. This covenant is necessary to transfer the Business and goodwill of the Business to Buyer effectively. Accordingly, as an inducement for Buyer to enter into this Agreement, Sellers and Seiden agree that for a period of eight (8) years after the Closing, Sellers and Seiden shall not, without Buyer's prior written consent, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, any Person in the Territory (other than Freedom Card Systems, Inc. solely with respect to its business as conducted as of the date hereof), which, directly or indirectly, competes with the Business, as operated as of the date hereof, provided that the foregoing shall not preclude any Seller or Seiden from owning up to 2% of the outstanding debt or equity securities of a publicly-traded entity which might be deemed to so compete.

          9.2  Confidentiality and Non-Solicitation.  Sellers and Seiden agree
               ------------------------------------
to maintain in confidence, and not to disclose to any third party, except as required by applicable law or legal process, any ideas, methods, developments, inventions, improvements and business plans and information which are the confidential information of Buyer and which are not publicly known or in the public domain, provided that the foregoing restriction shall not apply to Freedom Card Systems, Inc. Sellers and Seiden agrees that for a period of eight
(8) years from and after the Closing Date, it or they shall not and shall not permit any of its or their Representatives, to, directly or indirectly, (i) in any manner induce or attempt to induce any Personnel, customer, supplier, licensee, landlord or other business relation of Buyer to leave or cease doing business with Buyer or in any way interfere with the relationship between Buyer and any Personnel, customer, supplier, licensee, landlord or other business relation thereof or (ii) except for employees of any Macke Entity not hired by Buyer, hire or solicit for employment any employee who is an executive officer, key employee or sales representative of the Business on the Closing Date. Sellers and Seiden agree that such solicitation includes, without limitation, offering any employment to any such employee commencing after the non-solicitation period.

          9.3  Validity.  In the event the agreement in Sections 9.1 or 9.2
               --------
shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          9.4  Remedies.  Sellers and Seiden acknowledge that a breach of the
               --------
covenants contained in Sections 9.1 and 9.2 will cause irreparable damage to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Sellers and Seiden agree that if Sellers or Seiden breach the covenant contained in Sections 9.1 and 9.2 in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief, without posting bond or other security.

                                  ARTICLE 10

                                 RISK OF LOSS
                                 ------------

          Legal title, equitable title and risk of loss with respect to the Purchased Assets, the MAS Stock and the MLSLP Partnership Interests shall not pass to the Buyer until the Purchased Assets, the MAS Stock and the MLSLP Partnership Interests are transferred to Buyer on the Closing Date in accordance with the terms of this Agreement.


                                   ARTICLE 11

                 ACTIONS BY SELLERS AND BUYER AFTER THE CLOSING
                 ----------------------------------------------

          11.1  Books and Records.  Each party agrees that it will cooperate
                -----------------
with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees and disbursements, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. In furtherance of the foregoing Buyer shall also provide reasonable assistance in the collection of information and documents. Buyer shall not dispose of any Books and Records during the seven-year period beginning with the Closing Date without Sellers' consent, which shall not be unreasonably withheld. Following the expiration of such seven-year period, Buyer may dispose of Books and Records at any time upon giving 60 days' prior written notice to Sellers, unless one or more Sellers agree to take possession of such Books and Records within 60 days at no expense to Buyer.

          11.2  Survival of Representations, Etc.  All statements contained in
                --------------------------------
the Disclosure Schedule, the Bill of Sale, the Assignment and Assumption Agreement and any certificate or instrument of conveyance required to be delivered by or on behalf of the parties pursuant to this Agreement and relied upon by Sellers' counsel in rendering its opinion required to be delivered pursuant to Section 8.6 hereof shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of Sellers, Seiden, the Macke Entities and Buyer contained herein shall survive the Closing

Date, without regard to any investigation made by any of the parties hereto, for a period of eighteen (18) months, but shall thereafter be of no further force or effect; provided, however, that: (a) the representations and warranties set
        --------  -------
forth in Section 4.6 hereof shall survive the Closing Date for a period of four months; (b) the representations and warranties set forth in Sections 4.5(a), 4.9, 4.10, 4.16, 4.17, 4.19, 4.20, 4.21, 4.24 and 4.26 hereof shall survive the
Closing Date until the expiration of the applicable statutes of limitations (and any extensions thereof), and (c) the representations and warranties contained in Sections 4.1, 4.2 and 4.3 hereof shall survive the Closing Date and continue in full force and effect forever. The termination or expiration of any representations or warranties or indemnification obligations under this Article 11 shall not affect any written claims made in good faith by any Indemnified Person hereunder prior to such expiration or termination. All covenants and agreements of the parties contained in this Agreement shall survive the Closing Date. Each party will have liability to the other arising out of a breach of a representation or warranty for which indemnification is provided hereunder only if the party claiming that such breach of representation or warranty occurred delivers to the other party written notice and an explanation of the facts and circumstances giving rise to the claim of breach of representation or warranty as and to the extent then known to such party, including the Section hereof involved and the basis for such claimed breach of representation or warranty, within the applicable survival period set forth herein.

          11.3  Indemnifications.
                ----------------

          (a) By Sellers and Seiden.  Subject to Section 11.3(j), each Seller
              ---------------------
and Seiden shall indemnify, save and hold harmless Buyer, its Affiliates, and its and their respective Representatives, stockholders and successors and permitted assigns, from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses (whether or not arising out of third-party claims), including without limitation, interest, penalties, and subject to other terms of this Section 11.3, reasonable attorneys' fees and disbursements and all reasonable fees and expenses incurred in investigation, defense or settlement of any of the foregoing (herein, the "Damages"), incurred
                                                            -------
in connection with or arising out of or resulting from (i) any breach of any covenant or warranty, or the inaccuracy of any representation, made by any Seller, Seiden or any Macke Entity in Article 4 of this Agreement, the Disclosure Schedule or in any certificate or instrument of conveyance delivered by or on behalf of any Seller pursuant to this Agreement and relied upon by Seller's counsel in rendering its opinion required to be delivered pursuant to
Section 8.6 hereof; (ii) any Retained Liability; (iii) the Purchased Assets or
the
operation of the Facilities, in each case, to the extent arising out of transactions entered into or events occurring prior to the Closing Date and not constituting Assumed Liabilities; and (iv) the failure of any Macke Entity to perform any of their respective obligations under any of the arrangements contemplated by or entered into pursuant to Section 3.2(c) hereof; provided,
                                                                   --------
however, that except with respect to Retained Liabilities and as set forth in
-------
Section 11.4 hereof, the aggregate obligation of Sellers and Seiden under this
Section 11.3 with respect to breaches of the Sellers', Seiden's or the Macke Entities' representations and warranties contained in Article 4 hereof, shall not exceed in the aggregate $107,000,000. The term "Damages" as used in this
Section 11.3 is not limited to matters asserted by third parties against Sellers, Seiden, the Macke Entities or Buyer, but includes Damages incurred or sustained by Sellers, Seiden, the Macke Entities or Buyer in the absence of third party claims.

          (b) By Buyer.  Buyer shall indemnify, save and hold harmless Seiden
              --------
and each Seller, its Affiliates and its and their respective Representatives, partners, stockholders, successors and permitted assigns, from and against any and all Damages incurred in connection with or arising out of or resulting from
(i) any breach of any covenant or warranty, or the inaccuracy of any representation, made by Buyer in this Agreement, the Disclosure Schedule or in any certificate or instrument or conveyance delivered by or on behalf of Buyer pursuant to this Agreement; (ii) from and after the Closing Date, any Assumed Liability or any liability, obligation or commitment of any nature (absolute, accrued, or otherwise) directly relating to the Purchased Assets to the extent arising out of transactions entered into or events occurring after the Closing Date and not constituting Retained Liabilities; (iii) the failure of Sellers or Buyer to obtain any Consent required under any Location Contract or other Lease; or (iv) any arrangement contemplated by or entered into pursuant to Section 3.2(c) hereof or failure by Buyer to perform its obligations under any arrangement contemplated by or entered into pursuant to Section 3.2(c) hereof.

          (c) Defense of Claims.  If a claim for Damages is to be made by a
              -----------------
party entitled to indemnification hereunder against the indemnifying party, the party entitled to such indemnification shall give written notice to the indemnifying party as soon as practical after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 11.3. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) days after the service of the citation or summons); provided, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party is prejudiced by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that
(i) the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action and (ii) the indemnifying party has sufficient financial capacity to defend such proceeding, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; provided that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto.

          (d) Control of Defense:  Exceptions, etc.  Notwithstanding the
              -------------------------------------
provisions of paragraph 11.3(c): (i) the indemnified party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense (provided that the indemnifying party will bear
                                 --------
the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the indemnifying party effectively assumes control of such defense), and (ii) the indemnifying party will not be entitled to assume control of the defense of such claim, and, in the case of clause (w) below, will pay two-thirds of the reasonable fees and expenses of legal counsel retained by the indemnified party or, in the case of either clause (x) or (z), pay all of the reasonable fees and expenses of legal counsel retained by the indemnified party, if:

               (w) the indemnified party reasonably believes that an adverse determination of such proceeding could be materially detrimental to or materially injure the indemnified party's reputation or future business prospects,

               (x) the indemnified party has been advised in writing by its outside legal counsel that there exists or is reasonably likely to arise a conflict of interest which, under applicable principles of legal ethics, could prohibit legal counsel from representing both the indemnified party and the indemnifying party in such proceeding, or

               (y) a court of competent jurisdiction rules that the indemnifying party has failed or is failing to prosecute or defend vigorously such claim.

          In the event the indemnifying party is not permitted to assume control of the defense of such claim (as provided in this

Section 11.3) the legal expenses for which the indemnifying party shall be obligated pursuant to clause (ii) of this Section 11.3 shall be limited to hourly charges and expenses calculated at the same rate as if the defense of such claim were handled by a law firm selected by the indemnifying party in its reasonable discretion. For purposes of this Section 11.3(d), counsel for the indemnified party shall be counsel selected by the indemnified party and reasonably acceptable to the indemnifying party.

          (e) Prior Consent for Settlement.  The indemnifying party must obtain
              ----------------------------
the prior written consent of the indemnified party (which the indemnified party will not unreasonably withhold or delay) prior to entering into any settlement of such claim or proceeding or ceasing to defend such claim or proceeding unless such settlement: (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation; and (ii) does not impose an injunction or other equitable relief upon the indemnified party; provided,
                                                                 --------
however that if the indemnified party withholds its consent to settlement of a
-------
claim in bad faith or without a reasonable basis for doing so, and the claim is later adjudicated or settled to the further detriment of the indemnifying party, the indemnifying party shall only be liable for the Damages up to the initially proposed settlement amount.

          (f) Characterization; Taxes.  The parties intend that any amount paid
              -----------------------
pursuant to the provisions of this Section 11.3 be treated as an adjustment to the Purchase Price. If, notwithstanding such intention, any sales or transfer tax is imposed on any indemnified party in respect of any payment pursuant to this Section 11.3 (including this paragraph 11.3(f)), then the indemnifying party or indemnifying parties will reimburse the indemnified party for the amount of such tax (and any tax in respect of any payment pursuant to this paragraph 11.3(f)).

          (g) Brokers and Finders.  Pursuant to the provisions of this Section
              -------------------
11.3, Buyer and each Seller and Seiden shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

          No Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 11.3. Nothing herein shall relieve either party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement.

          (h) Cooperation.  The indemnified party shall use its commercially
              -----------
reasonable efforts to cooperate with the indemnifying party in defending any claim and provide any books, records, information or testimony requested which is in the hands of or under the control of the indemnified party.

          (i) Insurance Proceeds.  In determining the amount of any Damages for
              ------------------
which an indemnified party is entitled to indemnification under this Agreement, the gross amount thereof shall be reduced by any insurance proceeds actually received by such indemnified party or its Affiliates in respect of such Damages, net of any insurance premium or increase of such premium that becomes due solely as a result of the indemnified party filing the claim in respect of which such insurance proceeds were paid.

          (j) Indemnification Deductible.  Notwithstanding anything contained in
              --------------------------
Section 11.3 of this Agreement to the contrary, no Seller or Seiden shall be required to indemnify Buyer in respect of any Damages (other than Damages arising out of or constituting Retained Liabilities) covered by clause (i) of
Section 11.3(a), (without consideration of breaches of or inaccuracies of any representation made by Sellers or Seiden contained in Section 4.26) except to the extent the aggregate amount of all Damages exceeds $500,000, in which event Sellers and Seiden will be required to indemnify Buyer for all Damages in excess of $500,000; provided, however, that (A) any Damages directly or indirectly
             --------  -------
arising out of or relating to gross negligence, willful misconduct or bad faith of any of the Sellers or Seiden in so far as such Damages relate to representations that are qualified by knowledge and any Damages directly or indirectly arising out of or relating to fraud of any of the Sellers or Seiden shall not be subject to the limitations of this Section 11.3(j) and (B) no Seller or Seiden shall be required to indemnify Buyer in respect of any Damages directly or indirectly arising out of any breach of or inaccuracy contained in any representation made by Sellers or Seiden in Section 4.26 hereof, except to the extent the aggregate amount of all Damages resulting therefrom exceeds $1,000,000, in which event Sellers and Seiden will be required to indemnify Buyer for all such Damages in excess of $1,000,000.

          11.4  Exclusive Remedy.  Except for Damages directly or indirectly
                ----------------
arising out of or relating to (i) the Retained Liabilities, (ii) gross negligence, willful misconduct or bad faith of any of the parties hereto in so far as such Damages relate to representations that are qualified by knowledge or
(iii) fraud of any of the parties hereto, and except for remedies that cannot be waived as a matter of law, if the Closing occurs, this Article 11, and any limitations contained herein, shall be the exclusive remedy for breach of the representations and warranties contained in Articles 4 and 5 hereof or in the corresponding certificates delivered pursuant to Section 3.2 hereof. In furtherance of the foregoing, each Seller, Seiden and Buyer hereby waives, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it may have, from and after the Closing, against another party hereto or its respective officers, directors, employees, agents, other Representatives or Affiliates relating to the subject matter of this Agreement.

          11.5  Bulk Sales.  It may not be practicable to comply or attempt to
                ----------
comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Purchased Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated by the Transaction Documents. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Sellers and Seiden hereby agree that the indemnity provisions of Section 11.3 hereof shall apply to any Damages of Buyer or any institution providing financing to Buyer arising out of or resulting from the failure of Buyer, Sellers or Seiden to comply with any such laws or any similar law or which may be asserted to be applicable, subject to the limitations on indemnification set forth in Section 11.3(g).

          11.6  Filing of MLSLP and MAS Tax Returns; Code Section 338(h)(10.  As
                -----------------------------------------------------------
soon as practicable after the Closing, Sellers and Buyer shall cooperate with each other and take consistent actions with respect to the filing of Tax Returns for MLSLP and MAS, and Sellers and Seiden shall cause MLSLP and MAS to file all Tax Returns and pay all Taxes (other than sales tax, payroll tax and personal property tax reflected on the 1997 Balance Sheet to be assumed by Buyer pursuant to Section 2.1 hereof) with respect to MLSLP and MAS, respectively, for all taxable periods ending on or before the Closing Date and shall cause MLSLP and MAS to pay all Taxes (other than sales tax reflected on the 1997 Balance Sheet to be assumed by Buyer pursuant to Section 2.1 hereof) for all taxable periods ending after the Closing Date to the extent such Taxes are properly attributable to the portion of such taxable period ending on the Closing Date.

          If requested by Buyer in writing, Spagat agrees to elect and consent and take any other steps necessary to cause the sale of MAS Stock to qualify as a deemed sale of assets pursuant to section 338(h)(10) of the Code and the Treasury regulations thereunder and as a result of such sale will incur no liability pursuant to section 1374 of the Code.

          11.7  Further Assurances.  After the Closing Date, each party will
                ------------------
cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder or under the Transaction Documents.


                                   ARTICLE 12

                                 MISCELLANEOUS
                                 -------------

          12.1  Termination.  If any condition precedent to Sellers' or Seiden's
                -----------
obligations hereunder is not satisfied and such condition is not waived by Sellers or Seiden at or prior to the Closing Date, or if any condition precedent to Buyer's obligations hereunder is not satisfied and such condition is not waived by Buyer at or prior to the Closing Date, Sellers, Seiden or Buyer, as the case may be, may, provided that the non-occurrence of the Closing is not attributable to a breach of the terms hereof by the party seeking termination, terminate this Agreement at its option by notice to the other party. In the event of the termination of this Agreement by either party as above provided, neither party shall have any liability hereunder of any nature whatsoever (other than pursuant to the Escrow Agreement and Section 12.11 below) to the other party, including any liability for damages, unless either party is in breach or default under any of its obligations hereunder, in which event the party in default shall be liable to the other party for such default. In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing. This Agreement shall terminate automatically if the Closing Date has not occurred on or prior to April 30, 1998. The Confidentiality Agreement shall survive any termination of this Agreement.

          12.2  Assignment.  This Agreement may not be assigned by any party
                ----------
hereto including by operation of law without the prior written consent of the other parties, provided that Sellers and Seiden shall not unreasonably withhold their consent with respect to an assignment required by Buyer's financing sources in order to consummate the transactions contemplated hereby. Notwithstanding anything to the contrary herein, no assignment by Buyer shall relieve Buyer of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation hereunder.

          12.3  Notices; Transfer of Funds.  Unless otherwise provided herein,
                --------------------------
any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and (a) delivered personally, (b) mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged or refused) or
(c) sent by reputable overnight courier service prepaid (such notice to be effective on the date of receipt), as follows:

          If to a Seller or Seiden, addressed to such Seller or Seiden at the following address:

               c/o Macke Laundry Services Limited Partnership
               122 Meissner Drive
               Wheeling, Illinois  60090
               Attention:  Walter J. Bransen, Jr.

          With a copy to:

               Neal, Gerber & Eisenberg
               Two North LaSalle Street
               Chicago, Illinois  60602
               Attention:  Marshall E. Eisenberg, Esq.

          If to Buyer, addressed to:

               Coinmach Corporation
               521 East Morehead, Suite 590
               Charlotte, North Carolina  28202
               Attention:  Stephen R. Kerrigan

          With a copy to:

               Anderson Kill & Olick, P.C.
               1251 Avenue of the Americas
               New York, New York  10020-1182
               Attention:  Ronald S. Brody, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

          Payments to be made to Sellers hereunder shall be made by wire transfer of immediately available funds to be delivered to Sellers in accordance with the instructions set forth in Schedule 2.1 or to such other account or place as Sellers may designate by written notice as provided herein. Payments to be made to Buyer hereunder shall be made by wire transfer of immediately available funds to be delivered to Buyer in accordance with the instructions set forth in Schedule 2.1 or to such other account or place as Buyer may designate by written notice as provided herein.

          12.4  Choice of Law.  This Agreement shall be construed, interpreted
                -------------
and the rights of the parties determined in accordance with the laws of the State of New York (without reference to the choice of law provisions thereof.)

          12.5  Entire Agreement; Amendments and Waivers. This Agreement,
                ----------------------------------------
together with all the Transaction Documents and exhibits and schedules hereto and the Confidentiality Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          12.6  Multiple Counterparts.  This Agreement may be executed in one or
                ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.7  Expenses.  Except as set forth below or as otherwise specified
                --------
herein, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect, whether or not the transactions contemplated hereby are consummated.

          12.8  Invalidity.  In the event that any one or more of the provisions
                ----------
contained in this Agreement or in any other Transaction Document shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          12.9  Titles.  The titles, captions or headings of the Articles and
                ------
Sections contained herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          12.10  Publicity.  Unless required to do so by applicable law or legal
                 ---------
process, neither party shall issue any press release or similar publicity or make any public statement regarding the Transaction Documents or the transactions contemplated thereby without the prior written approval of the other party. Subject to applicable law and legal process, the parties hereto shall issue a mutually acceptable press release within one business day after the execution and delivery of this Agreement. If either party is required by law or legal process to make any public statement regarding the Transaction Documents or the transactions contemplated by the Transaction Documents, such party must first provide to the other party the content of the proposed public statement, the reasons that such disclosure is required by law or legal process, and the time and place that the public statement will be made, in each case to the extent permitted by law or legal process or to the extent reasonably practicable. Notwithstanding the foregoing, it is acknowledged and agreed among the parties that Buyer is a reporting company under the Securities Exchange Act of 1934 and, as such, is subject to the reporting requirements thereunder. Accordingly, subject to the third sentence of this Section 12.10, no agreement contained herein shall prevent Buyer from complying with any such requirements in any manner Buyer deems appropriate.

          12.11  Confidential Information.  The parties acknowledge that the
                 ------------------------
transactions contemplated by this Agreement are of a confidential nature and, subject to the agreements contained in Section 12.10 hereof, each party agrees to keep this Agreement strictly confidential and each party agrees that it will not, without the prior written consent of the other party, make any public comment, statement, or communication or otherwise disclose or permit any disclosure with respect to, or regarding the transactions contemplated hereby, including but not limited to the existence of this Agreement, except to their respective Representatives, or as required by applicable law or legal process, until such time as the parties make a public announcement regarding the transaction as provided in Section 12.10. Neither Sellers, Seiden nor Buyer at any time shall make any public disclosure of the specific terms, conditions or other aspects of this Agreement, except as required by applicable law or legal process.

          12.12  Interpretation of "Knowledge", etc.  The terms "knowledge" or
                 -----------------------------------
"aware" or derivations thereof when used in this Agreement with respect to any of the Sellers, Seiden or the Macke Entities shall mean the actual knowledge of Seiden or Spagat after reasonable due inquiry (consistent with the senior management positions of Seiden and Spagat) with members of senior management of each of the Macke Entities.


                          [SIGNATURE PAGES TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                        COINMACH CORPORATION


                                        By: __________________________
                                            Name:
                                            Title:


                                        COIN CONTROLLED WASHERS, INC.,


                                        By: __________________________
                                            Name:
                                            Title:


                                        MACKE LAUNDRY SERVICE-CENTRAL
                                        LIMITED PARTNERSHIP,


                                        By: MACKE LAUNDRY SERVICE -
                                        CLEVELAND, INC.
                                        a general partner


                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President


                                        MACKE SERVICES-TEXAS, INC.


                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President


                                        SUPERIOR COIN, INC.


                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President

                                        SUPERIOR COIN II, INC.


                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President


                                        ADVANCE MACKE DOMESTIC MACHINES, INC.


                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President


                                        MACKE LAUNDRY SERVICE MIDWEST
                                        LIMITED PARTNERSHIP


                                        By: __________________________
                                            Name:
                                            Title:


                                        JPS LAUNDRY INC.


                                        By: __________________________
                                            Name:
                                            Title:


                                        MACKE LAUNDRY SERVICE, INC.


                                        By: __________________________
                                            Name:
                                            Title:


                                        ______________________________
                                        Matthew A. Spagat


                                        ______________________________
                                        Jerome P. Seiden

                                        MACKE LAUNDRY SERVICES LIMITED
                                        PARTNERSHIP/1/




                                        By: MAS LAUNDRY, INC.,
                                            a general partner


                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President


                                        MAS LAUNDRY, INC./2/

--------------
/1/ MLSLP confirms each of the representations and warranties made by Sellers and Seiden in this Agreement insofar as such representations and warranties relate to MLSLP.

/2/ MAS confirms each of the representations and warranties made by Sellers and Seiden in this Agreement insofar as such representations and warranties relate to MAS.



By: __________________________
    Name:
    Title:

                                EXHIBITS A1 - A7

                    FINANCIAL STATEMENTS AND BALANCE SHEETS
                    ---------------------------------------

                                   EXHIBIT B

                                ESCROW AGREEMENT

          This ESCROW AGREEMENT (this "Agreement") is made and entered into as
                                       ---------
of January 20, 1998, by and among Coinmach Corporation, a Delaware corporation (the "Buyer"), Matthew A. Spagat ("Spagat"), Jerome P. Seiden ("Seiden"), Macke
      -----                        ------                       ------
Laundry Service Midwest Limited Partnership, a Delaware limited partnership ("Macke Midwest"), JPS Laundry, Inc., a Delaware corporation ("JPS"), Macke
---------------                                                ---
Laundry Service, Inc., a Delaware corporation ("MLS"), Coin Controlled Washers,
                                                ---
Inc., an Illinois corporation ("CCW"), Macke Laundry Service-Central Limited
                                ---
Partnership, an Indiana limited partnership ("Central"), Macke Services-Texas,
                                              -------
Inc., a Illinois corporation ("Texas"), Superior Coin, Inc., an Illinois
                               -----
corporation ("Coin"), Superior Coin II, Inc., an Illinois corporation ("Coin
              ----                                                      ----
II") and Advance/Macke Domestic Machines, Inc., an Illinois corporation ("Advance" and together with Macke Midwest, JPS, MLS, Spagat, CCW, Central,
---------
Texas, Coin and Coin II, the "Sellers" and, individually, a "Seller") and La
                              -------                        ------
Salle National Bank, as escrow agent (the "Escrow Agent").
                                           ------------

                                    RECITALS
                                    --------

          WHEREAS, Macke Midwest, MAS Laundry, Inc., a Delaware corporation ("MAS"), JPS and MLS (collectively, the "MLSLP Partners") collectively own, all
-----                                    --------------
of the issued and outstanding partnership interests (collectively, the "MLSLP
                                                                        -----
Partnership Interests") in Macke Laundry Service Limited Partnership, a Delaware
---------------------
partnership ("MLSLP");
              -----

          WHEREAS, Spagat owns all of the issued and outstanding common stock, par value $.01 per share (the "MAS Stock"), of MAS;
                               ---------

          WHEREAS, CCW, Central, Texas, Coin, Coin II, Advance and MLSLP own certain assets which such parties use in the conduct of their respective businesses of supplying coin-operated laundry equipment services to multi-family dwellings located primarily in the States of Delaware, Arizona, Arkansas, Florida, Georgia, Kentucky, California, Indiana, Iowa, Kansas, Illinois, Louisiana, Maryland, Michigan, Minnesota, Missouri, Nebraska, North Carolina, Pennsylvania, Ohio, Oklahoma, South Carolina, Texas, Virginia, Wisconsin, North Dakota, Nebraska, South Dakota, West Virginia and the District of Columbia (the foregoing businesses, considered as a whole, shall hereinafter be collectively referred to as the "Business");
                    --------

          WHEREAS, contemporaneously herewith Sellers are selling to Buyer the MLSLP Partnership Interests, the MAS Stock and substantially all of the assets of CCW, Central, Texas, Coin, Coin II and Advance, in each case, subject to the terms and conditions of that certain Purchase Agreement, of even date herewith, between Sellers and Buyer (the "Purchase Agreement");
                                ------------------

          WHEREAS, Sellers and Buyer desire to establish an escrow account pursuant to the terms and conditions of the Purchase Agreement; and

          WHEREAS, a copy of this Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as Escrow Agent hereunder;

          NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   AGREEMENT
                                   ---------

          1.   Definitions.  All capitalized terms used in this Agreement,
               -----------
unless otherwise defined herein, shall have the respective meanings given to such terms in the Purchase Agreement.

          2.   Appointment of Escrow Agent.  The Escrow Agent is hereby
               ---------------------------
appointed to act as escrow agent hereunder, and the Escrow Agent accepts such appointment and agrees to act as such.

          3.   Establishment of Escrowed Funds.
               -------------------------------

               (a) On the date hereof, Buyer shall deliver to the Escrow Agent an amount in cash equal to five million dollars ($5,000,000) to be deposited by the Escrow Agent in a segregated income-generating account with the Escrow Agent established solely for the purposes set forth herein (the "Escrowed Funds").
                                                           --------------
Any interest or other income earned or received on the Escrowed Funds shall become part of the Escrowed Funds (the "Accrued Funds").
                                        -------------

               (b) The Escrow Agent hereby acknowledges receipt of the Escrowed Funds.

          4.   Disbursement of the Escrowed Funds.
               ----------------------------------

               (a) Upon satisfaction (or waiver by Buyer) of each of the Buyer Closing Conditions set forth in Article 8 of the Purchase Agreement, Sellers and Buyer shall deliver a joint written notice to the Escrow Agent terminating this Agreement and instructing the Escrow Agent to pay on the Closing Date the Escrowed Funds (excluding any Accrued Funds) to Sellers and the Accrued Funds to Buyer.

               (b) If on or prior to the Closing Date the Buyer Closing Conditions have not been satisfied for any reason other than the failure of Buyer to perform in all material respects any of its obligations under the Purchase Agreement, Buyer and Sellers shall deliver a joint written notice to the Escrow Agent terminating this Agreement and instructing the Escrow Agent to pay the Escrowed Funds (including the Accrued Funds) to Buyer as soon as practicable after receipt of such written notice.

               (c) If Buyer fails to issue a press release announcing the execution of the Purchase Agreement within one business day after execution and delivery of the Purchase Agreement by each of the parties thereto, Buyer and Sellers shall deliver a joint written notice to the Escrow Agent terminating this Agreement and instructing the Escrow Agent to pay the Escrowed Funds (excluding any Accrued Funds) to Sellers and the Accrued Funds to Buyer as soon as practicable after receipt of such written notice.

               (d) If on or prior to the Closing Date, the Escrow Agent shall not have received any joint written notice from Buyer and Sellers with respect to the disbursement of the Escrowed Funds, the Escrow Agent shall continue to hold the Escrowed Funds subject to the terms and conditions of this Agreement until such time that it receives joint written instructions from Buyer and Sellers with respect to the disposition thereof.

               (e) All payments to be made by the Escrow Agent pursuant to the terms and conditions of this Agreement shall be made by wire transfer of immediately available funds to the account of the Buyer or the Sellers, as applicable, in accordance with the wire transfer instructions designated in writing by the Buyer or Sellers on or after the date hereof.

          5.   Arbitration.  Any and all disputes or controversies arising out
               -----------
of or in connection with (i) the interpretation, application, performance, nonperformance or breach by any of the parties hereto of this Agreement, or (ii) any instruments executed and delivered hereunder, shall be resolved by good faith negotiations between the parties hereto; provided, however, that if such
                                               --------  -------
parties are unable to resolve any such disputes or controversies, at the demand of any party hereto, each such dispute or controversy shall be determined by arbitration. Sellers, Buyer and, to the extent such dispute or controversy involves an act or omission of the Escrow Agent under this Agreement, the Escrow Agent, shall appoint an arbitrator ("Arbitrator") who is licensed by the
                                     ----------
American Arbitration Association ("AAA") to arbitrate such dispute or
                                   ---
controversy. In the event Sellers, Buyer and, if applicable, the Escrow Agent, cannot agree on the selection of the Arbitrator, each such party shall select one arbitrator who shall together select the Arbitrator who shall arbitrate the matter. Sellers, Buyer and, if applicable, the Escrow Agent, shall, within twenty (20) days thereafter, present their positions with respect to the dispute or controversy to the Arbitrator together with such other materials as the Arbitrator deems appropriate. The Arbitrator shall, within twenty days after the submission of such evidentiary materials, submit a written decision on such dispute or controversy to the applicable parties hereto. Any determination by the Arbitrator with respect to any such dispute or controversy shall be final and binding on the parties hereto. The arbitration shall be conducted on consecutive business days in Chicago, Illinois in accordance with the commercial arbitration rules of the AAA as in effect for commercial arbitrations conducted in New York, New York by the AAA. The parties hereto agree that the costs and expenses of the arbitration (including without limitation the cost of the Arbitrator) shall be borne in equal proportions by each of the Escrow Agent, Sellers and Buyer; provided, however, that to the extent such dispute or
                   --------  -------
controversy does not involve any act or omission of the Escrow Agent under this Agreement, such costs and expenses shall be borne 50% by Sellers and 50% by Buyer. Any party desiring to commence an arbitration proceeding in accordance with this Section 5 shall so notify the other parties hereto by written notice setting forth in reasonable detail the nature of the dispute and the relief demanded.

          6.   Cooperation by Parties.  With respect to all matters covered by
               ----------------------
this Agreement, the parties agree to use their good faith efforts to cooperate with each other and to provide to the other party such information as may be reasonably requested regarding these matters, including providing access to and the right to copy, at the requesting party's expense and during normal business hours, all relevant data, records, studies, reports or other documents. Buyer and Sellers further agree to provide each other reasonable access to their respective properties and employees, on a mutually convenient basis. Such access to employees may include interviews or attendance at depositions or legal or administrative proceedings or meetings and conferences with governmental agencies.

          7.   Investment of Escrowed Funds; Distribution of Interests;
               --------------------------------------------------------
Quarterly Reports.
-----------------

               (a) The Escrow Agent shall act as custodian of the Escrowed Funds and, unless otherwise directed from time to time by Buyer and Sellers with respect to the investment or reinvestment of the Escrowed Funds, shall invest the Escrowed Funds in shares of a registered money-market fund. At the joint direction of Buyer and Sellers, the Escrowed Funds shall also be invested from time to time in (i) direct obligations of, or repurchase agreements collateralized by direct obligations of, the United States Government (or agencies or instrumentalities thereof) or any state of the United States (or agencies or instrumentalities of any thereof) which (x) shall have maturities not in excess of one (1) year from the date of acquisition or (y) bear interest that is exempt from federal income taxation under the Internal Revenue Code of 1986, as amended (the "IRC"), and which obligations are rated in one of the two
                       ---
highest categories by Standard & Poor's Ratings Service ("S&P"), a division of
                                                          ---
The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc. ("Moody's"),
                                                                     -------
(ii) certificates of deposit, time deposits or other
interest-bearing deposits of commercial banks having total capital and surplus of at least $250,000,000 (the "Bank") as Buyer and Sellers may from time to time
                               ----
direct and which shall have maturities not in excess of ninety (90) days, (iii) a deposit reserve or such other money market account available from time to time from the Bank, (iv) commercial paper maturing no more than one (1) year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (v) municipal bonds having a rating of at least A-1 from S&P or at least P-1 from Moody's, or (vi) any other investments approved in writing by Buyer and Sellers. The Escrow Agent shall have no liability whatsoever for any investment losses resulting from the investment or reinvestment of the Escrowed Funds.

               (b) Federal, state or local taxes, if any, hereafter imposed upon, asserted or assessed against any income generated from the Escrowed Funds shall be paid by the party receiving such Escrowed Funds. On an annual basis or at such other times as may be required under applicable provisions of the IRC and treasury regulations, the Escrow Agent shall deliver to Sellers an information return on the appropriate Form 1099 with respect to income generated from the Escrowed Funds. Buyer (and not the Escrow Agent) shall be responsible for issuing such additional information returns to the Sellers as may be required pursuant to the IRC and regulations.

               (c) The Escrow Agent shall provide Buyer and Sellers with quarterly statements regarding the balance, account activity and income activity for the Escrowed Funds.

          8.   Fees and Expenses.  In consideration for its services hereunder,
               -----------------
the Escrow Agent shall be entitled to (i) a one-time set-up fee of $500 and an annual fee of $2,500 (pro-rated for any fraction thereof) commencing on the date hereof through the earlier to occur of the date of (x) removal of the Escrow Agent, (y) resignation of the Escrow Agent and (z) termination of this Agreement, in each case in accordance with the terms and provisions of this Agreement, and (ii) reimbursement for all reasonable out-of-pocket expenses incurred in connection with the performance of its duties hereunder (collectively, the "Escrow Agent Fees"). Upon Buyer's and Sellers' receipt of
                    -----------------
written notice from the Escrow Agent requesting payment of any such Escrow Agent Fees (which notice shall be delivered by the Escrow Agent to each of Buyer and Sellers on an annual basis as specified above), Buyer and Sellers shall promptly thereafter each pay one-half (50%) of such Escrow Agent Fees to the Escrow Agent.

          9.   Termination of Escrow.  The Escrow Agent shall hold the Escrowed
               ---------------------
Funds until the date on which Buyer and Sellers deliver a joint written notice to the Escrow Agent terminating this Agreement (the "Termination Date") and
                                                     ----------------
directing the Escrow

Agent with respect to the disbursement of all of the Escrowed Funds.

          10.  Escrow Agent.
               ------------

               (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement, and the Escrow Agent shall not be liable except in respect of the performance of such duties and obligations as are specifically set forth in this Agreement. Unless specifically agreed to by the Escrow Agent in this Agreement, the Escrow Agent shall not be bound in any way by any agreement or contract among any of the parties to this Agreement, including the Purchase Agreement.

               (b) The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of Buyer or Sellers to honor any of the provisions of this Agreement.

               (c) The Escrow Agent shall be fully protected in acting on and relying upon any written advice, certificate, notice, direction, instruction, request, or other paper or document which the Escrow Agent in good faith believes to be genuine (without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or service thereof) and to have been signed or presented by the proper party or parties, and may assume that any Person purporting to give such advice, certificate, notice, direction instruction or request or other paper or document has been duly authorized to do so.

               (d) The Escrow Agent shall not be liable for any act reasonably done or step reasonably taken or reasonably omitted by it in good faith or for any mistake in fact or law, or for anything which it may reasonably do or refrain from reasonably doing in connection herewith, except its own gross negligence, bad faith or willful misconduct.

               (e) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the written opinion of such counsel. If a controversy arises between one or more of the parties hereto, or between any of the parties hereto and any Person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the Escrowed Funds or any portion thereof or as to any other matter arising out of or relating to this Agreement or the Escrowed Funds deposited hereunder, the Escrow Agent shall not be required to determine the same and need not make any delivery of the Escrowed Funds or any portion thereof but may retain it without liability to anyone until the rights of the parties to the dispute shall have finally been determined in accordance with the terms and conditions contained herein, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received conflicting written notices from the parties to this Agreement.

               (f) Buyer and Sellers shall reimburse and indemnify the Escrow Agent and its members, employees, and agents for, and hold it harmless against any loss, liability or expense including, but not limited to, reasonable counsel fees and disbursements incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement. Buyer and Sellers agree that any amount due under this Section 11(f) shall be borne equally by Buyer, on the one hand, and the Sellers, on the other hand.

               (g) The Escrow Agent hereby accepts its appointment and agrees to act as Escrow Agent under the terms and conditions of this Agreement. By such acceptance and agreement, however, the Escrow Agent shall not be deemed to have waived any right with respect to any transaction (other than its service as Escrow Agent hereunder) between or among it and any other party or parties hereto.

          11.  Resignation or Removal of Escrow Agent.  The Escrow Agent may
               --------------------------------------
resign as such following the giving of sixty (60) days' prior written notice (the "Resignation Notice") to the other parties hereto. Similarly, the Escrow
      ------------------
Agent may be removed and replaced following the giving of ten (10) days' prior written notice (the "Replacement Notice") given jointly by Buyer and Sellers to
                     ------------------
the Escrow Agent. In either event, the duties of the Escrow Agent hereunder shall terminate thirty (30) days after the date of (x) receipt by the Sellers and by Buyer of the Resignation Notice or (y) receipt by the Escrow Agent of the Replacement Notice, as applicable. Prior to the termination of such 60-day or 10-day notice period, as applicable, the Escrow Agent shall then deliver the balance of the Escrowed Funds then in its possession to a successor Escrow Agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent. If the Buyer and the Sellers are unable to agree upon a successor Escrow Agent or shall have failed to appoint a successor Escrow Agent prior to the expiration of thirty (30) days following the date of receipt by the Sellers and the Buyer of the Resignation Notice or the date of receipt by the Escrow Agent of the Removal Notice, as applicable, the then-acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief (the costs and expenses of which shall be jointly borne by Buyer and Sellers), and any such resulting appointment shall be binding upon all of the parties hereto.
Upon acknowledgement by any successor Escrow Agent of the receipt of the then remaining balance of the Escrowed Funds, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, other than those resulting from the Escrow Agent's gross negligence, bad faith or willful misconduct, and the successor Escrow Agent shall, without further act or deed, succeed to all the rights, duties, responsibilities and obligations of the predecessor Escrow Agent under this Agreement.

          12.  Inspection.  All money or any other property held as part of the
               ----------
Escrowed Funds or interest, income or proceeds thereon shall at all times be clearly identified as being held by the Escrow Agent hereunder. Any party hereto may inspect the Escrowed Funds at any time during the Escrow Agent's business hours.

          13.  Notices.  Unless otherwise provided herein, any notice,
               -------
objection, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, overnight mail, by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged or refused), as follows:

     If to Sellers:      Superior Coin, Inc.
                         122 Meissner Drive
                         Wheeling, Illinois  60090
                         Attention:  Walter J. Bransen, Jr.
                         Telephone:  (312)
                         Facsimile:  (312)

     With a copy to:     Neal, Gerber & Eisenberg
                         2 North La Salle
                         Chicago, Illinois  60602
                         Attention:  Ross Emmerman, Esq.
                         Telephone:  (312) 269-8051
                         Facsimile:  (312) 269-1747

     If to Buyer:        Coinmach Corporation
                         55 Lumber Road
                         Roslyn, New York  11526
                         Attention:  Chief Financial Officer
                         Telephone:  (516) 484-2300
                         Facsimile:  (516) 484-1812

     With a copy to:     Anderson Kill & Olick, P.C.
                         1251 Avenue of the Americas
                         New York, New York  10020-1182
                         Attention:  Ronald S. Brody, Esq.
                         Telephone:  (212) 278-1258

                         Facsimile:  (212) 278-1733

     If to the Escrow
     Agent:              La Salle National Bank
                         135 South La Salle Street - Suite 1825
                         Chicago, Illinois  60603
                         Attention:  Ms. Meg Muir
                         Telephone:  (312) 904-2226
                         Facsimile:  (312) 904-2236

or to such other address as any party hereto may designate by prior written notice.

          All such notices, objections, requests, instructions, documents and other communications will (i) if delivered personally to the address as provided in this Section 14, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 14, be deemed given upon receipt, (iii) if delivered by overnight mail to the address as provided in this Section 14, be deemed given the next business day after sent, and (iv) if delivered by mail in the manner described above to the address as provided in this Section 14, be deemed given upon receipt (in each case regardless of whether such notice is received by any other Person to whom a copy of such communication is to be delivered pursuant to this Section 14).

          14.  Entire Agreement; Binding Effect; No Rights of Third Parties;
               -------------------------------------------------------------
Assignment.  The terms and provisions of this Agreement constitute the entire
----------
agreement between the parties hereto with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective Representatives, heirs, executors, administrators, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement. This Agreement may not be assigned by Sellers without the prior written consent of Buyer.

          15.  Modification.  This Agreement shall not be amended or modified
               ------------
except pursuant to an instrument in writing executed by each of the parties hereto.

          16.  Governing Law.  This Agreement shall be construed and enforced in
               -------------
accordance with the laws of the State of New York without regard to principles of conflict of laws.

          17.  Miscellaneous.  The section headings contained in this Agreement
               -------------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If any term, condition or provision of this

Agreement shall be declared, to any extent, invalid or unenforceable, the remainder of the Agreement, other than the term, condition or provision held invalid or unenforceable, shall not be affected thereby and shall be considered in full force and effect and shall be valid and be enforced to the fullest extent permitted by applicable law.

          18.  No Modification of Purchase Agreement.  Except as expressly
               -------------------------------------
provided in this Agreement, the rights and obligations of Buyer and Sellers under this Agreement shall in no way affect their respective rights and obligations under the Purchase Agreement.


                            [SIGNATURE PAGE FOLLOWS]

   IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the day and year first above written.

ESCROW AGENT:                 LA SALLE NATIONAL BANK

                                    /s/ MARGARET M. MUIR
                              By:   _________________________
                                    Name: Margaret M. Muir
                                    Title:Asst. Vice President

BUYER:                        COINMACH CORPORATION

                                    /s/ ROBERT M. DOYLE
                              By:   ________________________
                                    Robert M. Doyle
                                    Chief Financial Officer

SELLERS:                      COIN CONTROLLED WASHERS, INC.,

                                    /s/ JEROME P. SEIDEN
                              By:   __________________________
                                    Name: Jerome P. Seiden
                                    Title:


                              MACKE LAUNDRY SERVICE-CENTRAL
                              LIMITED PARTNERSHIP,


                              By:  MACKE LAUNDRY SERVICE-
                                   CLEVELAND, INC., a general
                                   partner

                                    /s/ MATTHEW A. SPAGAT
                              By:   __________________________
                                    Name: Matthew A. Spagat
                                    Title: President


                              MACKE SERVICES-TEXAS, INC.

                                    /s/ MATTHEW A. SPAGAT
                              By:   __________________________
                                    Name: Matthew A. Spagat
                                    Title: President


                              SUPERIOR COIN, INC.


                                    /s/ MATTHEW A. SPAGAT
                              By:   __________________________
                                    Name: Matthew A. Spagat
                                    Title: President

                              SUPERIOR COIN II, INC.

                                    /s/ MATTHEW A. SPAGAT
                              By:   __________________________
                                    Name: Matthew A. Spagat
                                    Title: President


                              ADVANCE MACKE DOMESTIC MACHINES,
                              INC.

                                    /s/ MATTHEW A. SPAGAT
                              By:   __________________________
                                    Name: Matthew A. Spagat
                                    Title: President


                              MACKE LAUNDRY SERVICE MIDWEST
                              LIMITED PARTNERSHIP

                                    /s/ MATTHEW A. SPAGAT
                              By:   __________________________
                                    Name:
                                    Title:


                              JPS LAUNDRY, INC.

                                    /s/ JEROME P. SEIDEN
                              By:   __________________________
                                    Name: Jerome P. Seiden
                                    Title:


                              MACKE LAUNDRY SERVICE, INC.

                                    /s/ MATTHEW A. SPAGAT
                              By:   __________________________
                                    Name: Matthew A. Spagat
                                    Title:


                                    /s/ MATTHEW A. SPAGAT
                                    ______________________________
                                    Matthew A. Spagat


                                    /s/ JEROME P. SEIDEN
                                    ______________________________
                                    Jerome P. Seiden

                                   EXHIBIT C

                                  BILL OF SALE
                                  ------------


          For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of Coin Controlled Washers, Inc., an Illinois corporation ("CCW"), Macke Laundry Service-Central Limited Partnership, an
              ---
Illinois limited partnership ("Central"), Macke Services-Texas, Inc., a Illinois
                               -------
corporation ("Texas"), Superior Coin, Inc., an Illinois corporation ("Coin"),
              -----                                                   ----
Superior Coin II, Inc., an Illinois corporation ("Coin II") and Advance/Macke
                                                  -------
Domestic Machines, Inc., an Illinois corporation ("Advance" and together with
                                                   -------
Macke Midwest, JPS, MLS, Spagat, CCW, Central, Texas, Coin and Coin II, the "Sellers" and, individually, a "Seller"), does hereby grant, bargain, transfer,
--------                        ------
sell, assign, convey and deliver to Coinmach Corporation, a Delaware corporation ("Buyer"), all of such Seller's right, title and interest in and to all of the Purchased Assets as defined in that certain Purchase Agreement, dated as of even date herewith, by and among Sellers, Jerome P. Seiden and Buyer (the "Purchase Agreement"), except to the extent any Purchased Assets are being transferred, sold, assigned, conveyed or delivered to Buyer pursuant to separate instruments of conveyance.

          This Bill of Sale is being executed and delivered by Sellers as of the date set forth below pursuant to the terms of the Purchase Agreement and shall be construed consistently therewith.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, Each Seller has caused this Bill of Sale to be executed in its name by a duly authorized officer or general partner, as applicable as of this ____ day of January, 1998.

                                        COIN CONTROLLED WASHERS, INC.,


                                        By: __________________________
                                            Name:
                                            Title:


                                        MACKE LAUNDRY SERVICE-CENTRAL
                                        LIMITED PARTNERSHIP,


                                        By: MACKE LAUNDRY SERVICE -
                                        CLEVELAND, INC.
                                        a general partner


                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President


                                        MACKE SERVICES-TEXAS, INC.


                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President


                                        SUPERIOR COIN, INC.


                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President

                                        SUPERIOR COIN II, INC.


                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President


                                        ADVANCE/MACKE DOMESTIC MACHINES, INC.


                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President

STATE OF ILLINOIS )
                  )  ss.
COUNTY OF COOK    )

          On _________ __, 1998, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Matthew A. Spagat, known to me to be the President of the corporation that executed the within instrument, and known to me to be the person who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that, acting on behalf of such corporation, he executed the same.

          WITNESS my hand and official seal.


                                    ______________________________
                                    Notary Public in and for said
                                      County and State

STATE OF ILLINOIS )
                  )  ss.:
COUNTY OF COOK       )

          On _________ __, 1998, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Matthew A. Spagat, known to me to be the President of a general partner of Macke Laundry Service-Central Limited Partnership that executed the within instrument, and known to me to be the person who executed the within instrument on behalf of the partnership therein named, and acknowledged to me that, acting on behalf of such partnership, he executed the same.

          WITNESS my hand and official seal.


                                    ______________________________
                                    Notary Public in and for said
                                      County and State

STATE OF _____________ )
                       )  ss.
COUNTY OF ____________ )

          On _________ __, 1998, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Matthew A. Spagat, known to me to be the President of the corporation that executed the within instrument, and known to me to be the person who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that, acting on behalf of such corporation, he executed the same.

          WITNESS my hand and official seal.


                                    ______________________________
                                    Notary Public in and for said
                                      County and State

STATE OF _____________ )
                       )  ss.
COUNTY OF ____________ )

          On _________ __, 1998, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Matthew A. Spagat, known to me to be the President of the corporation that executed the within instrument, and known to me to be the person who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that, acting on behalf of such corporation, he executed the same.

          WITNESS my hand and official seal.


                                    ______________________________
                                    Notary Public in and for said
                                      County and State

STATE OF _____________ )
                       )  ss.
COUNTY OF ____________ )

          On _________ __, 1998, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Matthew A. Spagat, known to me to be the President of the corporation that executed the within instrument, and known to me to be the person who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that, acting on behalf of such corporation, he executed the same.

          WITNESS my hand and official seal.


                                    ______________________________
                                    Notary Public in and for said
                                      County and State

                                   EXHIBIT D

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                  -------------------------------------------

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement"), dated as of ___________ __, 1998, between Coinmach Corporation, a Delaware corporation ("Assignee"), Coin Controlled Washers, Inc., an Illinois corporation ("CCW"),
                                                                       ---
Macke Laundry Service-Central Limited Partnership, an Illinois limited partnership ("Central"), Macke Services-Texas, Inc., a Illinois corporation
              -------
("Texas"), Superior Coin, Inc., an Illinois corporation ("Coin"), Superior Coin
-------                                                   ----
II, Inc., an Illinois corporation ("Coin II") and Advance/Macke Domestic
                                    -------
Machines, Inc., an Illinois corporation ("Advance" and together with Seiden,
                                          -------
Macke Midwest, JPS, MLS, Spagat, CCW, Central, Texas, Coin and Coin II, the "Assignors" and, individually, an "Assignor").
----------                         --------

          Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Purchase Agreement, dated the date hereof, between Assignors and Assignee (the "Purchase Agreement").

                                    RECITALS

          Assignors and Assignee are parties to the Purchase Agreement pursuant to which Assignors have executed and delivered to Assignee a Bill of Sale under which Assignors have transferred and conveyed and assigned their interests in certain assets identified therein to Assignee (the "Purchased Assets").

          In partial consideration for the transfer of the Purchased Assets, Assignee agreed to assume the Assumed Liabilities.

          To induce Assignee to enter into the Purchase Agreement, Assignors agreed to assume and retain sole liability for the Retained Liabilities;

                           __________________________


                                   AGREEMENT

          In consideration of the mutual representations, warranties and covenants set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1.   Assignment and Assumption.  Assignors hereby sell, convey,
               -------------------------
transfer and assign to Assignee all of Assignors' right, title and interest in, to and under the Purchased Assets subject to the terms and conditions of the Purchase Agreement, in general, and Section 3.2(c) thereof in particular. Assignee hereby assumes and agrees to timely discharge the Assumed Liabilities, and Assignors hereby assume and agree to timely discharge the Retained Liabilities. Assignors hereby also assign unto Assignee all transferable manufacturer, supplier or contractor warranties or guaranties respecting any Purchased Assets. Except as expressly assumed in the Purchase Agreement, Assignee does not assume and shall not in any manner be responsible or liable for any Retained Liability. This Assignment and Assumption Agreement shall be interpreted consistently with the Purchase Agreement and is executed pursuant to the Purchase Agreement, the terms of which are expressly incorporated herein by this reference and does not expand, diminish or revise the terms of the Purchase Agreement.

          2.   Binding upon Successors.  This Agreement shall be binding upon
               -----------------------
the heirs, executors, administrators, successors and assigns of the parties hereto.

          3.   Governing Law.  This Agreement shall be construed according to
               -------------
the laws of the State of New York (without regard to any conflicts of laws provisions thereof) applicable to contracts made and performed in New York.

          4.   Counterpart Execution.  This Agreement may be executed in any
               ---------------------
number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding all of the parties hereto.


                          [SIGNATURE PAGES TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                        COINMACH CORPORATION

                                             /s/  STEPHEN R. KERRIGAN
                                        By: __________________________
                                            Name: Stephen R. Kerrigan
                                            Title:Chief Executive Officer


                                        COIN CONTROLLED WASHERS, INC.,

                                             /s/ JEROME P. SEIDEN
                                        By: __________________________
                                            Name: Jerome P. Seiden
                                            Title:


                                        MACKE LAUNDRY SERVICE-CENTRAL
                                        LIMITED PARTNERSHIP,


                                        By: MACKE LAUNDRY SERVICE -
                                        CLEVELAND, INC.
                                        a general partner

                                             /s/ MATTHEW A. SPAGAT
                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President


                                        MACKE SERVICES-TEXAS, INC.

                                             /s/ MATTHEW A. SPAGAT
                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President

                                        SUPERIOR COIN, INC.

                                             /s/ MATTHEW A. SPAGAT
                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President


                                        SUPERIOR COIN II, INC.

                                             /s/ MATTHEW A. SPAGAT
                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President


                                        ADVANCE MACKE DOMESTIC MACHINES, INC.

                                             /s/ MATTHEW A. SPAGAT
                                        By: __________________________
                                            Name: Matthew A. Spagat
                                            Title: President

                                   EXHIBIT E

                         FORM OF BUYER'S LEGAL OPINION
                         -----------------------------

          All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given to such terms in the agreement.

          1. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which Buyer is a party.

          2. The execution, delivery and performance by Coinmach of each of the Transaction Documents to which Coinmach is a party, have been duly authorized by all necessary corporate action. Such Transaction Documents have been duly executed and, assuming the due authorization, execution and delivery of each of the Transaction Documents by each of the other parties thereto, constitute the valid and legally binding agreements of Coinmach, enforceable against Coinmach in accordance with their respective terms, except to the extent that such enforceability may be limited by: (a) bankruptcy, insolvency, fraudulent conveyance, preferential transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally; (b) general principles of equity (whether such enforceability is considered in a proceeding in equity or at law), and by the discretion of the court before which any proceeding therefor may be brought; or (c) public policy considerations or court administrative, regulatory or other governmental decisions that may limit the rights to indemnification or contribution or limit or affect any covenants or agreements relating to competition or future employment.

          3. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or such other consents, approvals or other actions taken by Sellers, no authorization, consent, approval or other action by, and no notice to or filing with any federal, state or local governmental authority or regulatory body or other person is required for the due execution, delivery and performance by Coinmach of the Transaction Documents to which it is a party.

          4. The execution, delivery and performance by Coinmach of the Transaction Documents to which it is a party will not (a) conflict with or violate, result in a breach of the terms, conditions or provisions of, constitute (with or without notice or lapse of time or both) a default under the provisions of Coinmach's Restated Certificate of Incorporation or Bylaws; (b) to our knowledge, conflict with or violate any law, regulation, order, writ, injunction, or decree of any court or governmental authority against Coinmach, which conflict or violation could reasonably be expected to result in a material adverse affect on the business or financial condition of Coinmach; and (c) breach or violate or cause a default under (with or without notice or lapse of time or both), any material financing document to which Coinmach is a party.

                                   EXHIBIT F

                         FORM OF SELLERS' LEGAL OPINION
                         ------------------------------

          All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given to such terms in the Agreement.

          1. Each Macke Entity is duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization and has all requisite corporate or partnership power and authority to own, lease and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. Each Macke Entity is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary to carry on its business as presently conducted, except where the failure to so qualify would not have an Adverse Effect.

          2. Each Seller that is not a person has all necessary corporate or partnership power and authority to own, lease and/or operate the Purchased Assets, to enter into the Transaction Documents, to consummate the transactions contemplated thereby and to perform its obligations thereunder. All corporate, partnership or other action, as applicable, by each Seller and Seiden required in order to authorize the execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken, and no approval of the stockholders or partners of any Seller or any Macke Entity is required in connection therewith or, if required, such approval has been duly obtained. The Agreement and each Transaction Document has been duly executed and delivered by each Seller and Seiden, as applicable, and is a legal, valid and binding obligation of each Seller and Seiden enforceable against each Seller and Seiden in accordance with its terms.

          3. The authorized capitalization of MAS consists solely of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws. There are no outstanding subscriptions, warrants, options, calls or commitments of any nature related to or entitling any person or entity to purchase or otherwise acquire any shares of MAS Stock.

There are no obligations or securities convertible into or exchangeable for shares of any capital stock of MAS. There are no pre-emptive rights with respect to the shares of the capital stock of MAS. The shares of MAS Stock are free and clear of any adverse claims, or voting or other rights, of third parties.

          4. Spagat has all legal capacity and authority to own the MAS Stock. The outstanding shares of capital stock of MAS are owned of record and beneficially by Spagat in the amounts set forth on Schedule "A" hereto. Spagat has good and marketable title to all such shares of MAS Stock, free and clear of any and all Encumbrances with full right, power and authority to transfer and sell such shares of MAS Stock to Buyer.

          5. The certificates representing the shares of MAS Stock (and the stock powers attached thereto) are in due and proper form, and such certificates have been duly and validly authorized, executed and delivered by Spagat. Upon delivery thereof in accordance with the terms of the Agreement, Buyer will receive good and marketable title to the MAS Stock, free and clear of any and all Encumbrances.

          6. The MLSLP Partners have all the legal capacity and authority to own the MLSLP Partnership Interests. The MLSLP Partnership Interests are owned of record and beneficially by the parties set forth on Schedule "B" hereto in the amounts set forth therein. The MLSLP Partners have good and marketable title to all such interests, free and clear of any and all Encumbrances with full right, power and authority to transfer and sell such interests to Buyer. There are no outstanding subscriptions, warrants, calls, options or commitments of any nature related to or entitling any person or entity to purchase or otherwise acquire any equity interests in MLSLP. There are no obligations or securities convertible into or exchangeable for any equity interest in MLSLP. The equity interests of MLSLP are free and clear of adverse claims, or voting or other rights, of third parties and have been issued in compliance with all applicable federal and state securities laws.

          7. Upon the consummation of the transactions contemplated by the Agreement, Buyer will receive good and marketable title to the MLSLP Partnership Interests, free and clear of any and all Encumbrances.

          8. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will result in (a) a violation of or a conflict with any provision of the certificate of incorporation, bylaws or partnership agreement of any Macke Entity, (b) a breach or violation of, or a default under (with or without notice or lapse of time or both), any term or provision of any Contract to which any Macke Entity, Spagat or Seiden is a party or by which any of the Purchased Assets are bound, (c) a violation by any Macke Entity, Spagat or Seiden of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to any Macke Entity, Spagat or Seiden or the Business, (d) an imposition of any Encumbrance, restriction or charge on the Business or on any of the Purchased Assets, or (e) any suspension, impairment, revocation, forfeiture or nonrenewal of any Permit.

          9. Except as identified in the Agreement or the Disclosure Schedule, no consent, approval or authorization of, action by, or declaration, filing or registration with, any federal, state or local governmental or regulatory authority, or any other Person, is required to be made or obtained by any Macke Entity, Spagat or Seiden in connection with the execution, delivery and performance by any Seller or Seiden of the Transaction Documents and the consummation of the transactions contemplated thereby.

          10. Except as identified in the Agreement or the Disclosure Schedule, there is no Action pending or, to our best knowledge, threatened against, relating to or affecting (i) any Macke Entity, Spagat or Seiden or the Business,
(ii) any benefit plan for Personnel or any fiduciary or administrator thereof or
(iii) any of the transactions contemplated by the Transaction Documents. No Macke Entity, Spagat or Seiden is in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against any Macke Entity, Spagat or Seiden the Business.